UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Covenant Transportation Group, Inc.
(Name of Registrant as Specified in its Charter)

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COVENANT TRANSPORTATION GROUP, INC.
400 Birmingham Highway
Chattanooga, Tennessee 37419
___________________________________________

NOTICE AND PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, MAY 5, 2009
___________________________________________

To Our Stockholders:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Covenant Transportation Group, Inc., a Nevada corporation, to be held at our principal executive offices, 400 Birmingham Highway, Chattanooga, Tennessee 37419, at 10:00 a.m. local time, on Tuesday, May 5, 2009, for the following purposes:

1.	To consider and act upon a proposal to elect five (5) directors;

2.
To consider and act upon a proposal to approve the Amendment to the Covenant Transportation Group, Inc. 2006 Omnibus Incentive Plan (the "Incentive Plan"), which, among other things, (i) provides that the maximum aggregate number of shares of Class A common stock available for the grant of awards under the Incentive Plan from and after the effective date of the Amendment shall not exceed 700,000, and (ii) limits the shares of Class A common stock that shall be available for issuance or reissuance under the Incentive Plan from and after the effective date of the Amendment to the additional 700,000 shares reserved, plus any expirations, forfeitures, cancellations, or certain other terminations of such shares; and

3.	To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

The foregoing matters are more fully described in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on Monday, March 23, 2009, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Class A and Class B common stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. YOUR VOTE IS IMPORTANT. To ensure your representation at the Annual Meeting, you are requested to promptly date, sign, and return the accompanying proxy in the enclosed envelope.  You may also vote on the Internet by completing the electronic voting instruction form found at www.investorvote.com/CVTI or by telephone using a touch-tone telephone and calling 1-800-652-8683.  Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. The prompt return of your proxy may save us additional expenses of solicitation.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Stockholders to Be Held on May 5, 2009

Pursuant to new rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and (ii) notifying you of the availability of our proxy materials on the Internet. This Notice of Meeting and Proxy Statement, and our Annual Report to Stockholders for the fiscal year ended December 31, 2008, are available online and may be accessed at www.eproxyaccess.com/CVTI.  In accordance with such new rules, we do not use "cookies" or other software that identifies visitors accessing these materials on this website.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

To obtain directions to the Annual Meeting, please call Kimberly Perry at (423) 825-3357.

By Order of the Board of Directors,
/s/ David R. Parker
David R. Parker
Chairman of the Board of Directors
Chattanooga, Tennessee
April 10, 2009

PROPOSAL 2 – APPROVAL OF THE AMENDMENT TO THE INCENTIVE PLAN, WHICH, AMONG OTHER THINGS, (I) PROVIDES THAT THE MAXIMUM AGGREGATE NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE FOR THE GRANT OF AWARDS UNDER THE INCENTIVE PLAN FROM AND AFTER THE EFFECTIVE DATE OF THE AMENDMENT SHALL NOT EXCEED 700,000, AND (II) LIMITS THE SHARES OF CLASS A COMMON STOCK THAT SHALL BE AVAILABLE FOR ISSUANCE OR REISSUANCE UNDER THE INCENTIVE PLAN FROM AND AFTER THE EFFECTIVE DATE OF THE AMENDMENT TO THE ADDITIONAL 700,000 SHARES RESERVED, PLUS ANY EXPIRATIONS, FORFEITURES, CANCELLATIONS, OR CERTAIN OTHER TERMINATIONS OF SUCH SHARES
31
Introduction	31
Background	31
Reasons for Seeking Stockholder Approval of the Amendment	32
Description of the Incentive Plan and the Amendment	33
Administration	35
Shares Available and Maximum Awards	36
Payment Terms	37
Adjustments Upon Certain Events	37
Termination and Amendment of Incentive Plan	37
Tax Status of Incentive Plan Awards	38
Securities Act Registration	38
Eligible Participants	38
Plan Benefits	38
Additional Information Regarding Stock Options, Warrants, and Rights	39
Federal Income Tax Consequences of the Issuance and Exercise of Stock Options	40
Equity Compensation Plan Information	40
STOCKHOLDER PROPOSALS	42
OTHER MATTERS	42
APPENDIX A- COVENANT TRANSPORTATION GROUP, INC. AMENDED AND RESTATED 2006 OMNIBUS INCENTIVE PLAN	A-1

COVENANT TRANSPORTATION GROUP, INC.
400 Birmingham Highway
Chattanooga, Tennessee 37419
__________________________________________

NOTICE AND PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, MAY 5, 2009
__________________________________________

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies from the stockholders of Covenant Transportation Group, Inc., a Nevada corporation, to be voted at the Annual Meeting of Stockholders, which will be held at our principal executive offices, 400 Birmingham Highway, Chattanooga, Tennessee 37419, at 10:00 a.m. local time, on Tuesday, May 5, 2009, and any adjournment thereof. THE ENCLOSED PROXY IS SOLICITED BY OUR BOARD OF DIRECTORS.  If not otherwise specified, all proxies received pursuant to this solicitation will be voted (i) FOR the director nominees named below; (ii) FOR the approval of the Amendment to the Covenant Transportation Group, Inc. 2006 Omnibus Incentive Plan (the "Incentive Plan"), which, among other things, (i) provides that the maximum aggregate number of shares of Class A common stock available for the grant of awards under the Incentive Plan from and after the effective date of the Amendment shall not exceed 700,000, and (ii) limits the shares of Class A common stock that shall be available for issuance or reissuance under the Incentive Plan from and after the effective date of the Amendment to the additional 700,000 shares reserved, plus any expirations, forfeitures, cancellations, or certain other terminations of such shares; and (iii) in accordance with the judgment of the proxy holders, with respect to any other matters properly brought before the Annual Meeting.

The Proxy Statement, proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, was first mailed on or about April 10, 2009, to stockholders of record at the close of business on our record date of March 23, 2009. Except to the extent it is incorporated by specific reference, the enclosed copy of our 2008 Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy solicitation material.

The terms "Company," "we," "us," and "our" refer to Covenant Transportation Group, Inc. and its consolidated subsidiaries.

Voting Rights

Only stockholders of record at the close of business on the record date are entitled to vote at the Annual Meeting, either in person or by valid proxy. Holders of Class A common stock are entitled to one vote for each share held. Holders of Class B common stock are entitled to two votes for each share held so long as such shares are owned by David R. Parker or certain members of his immediate family. In the event that any shares of our Class B common stock cease to be owned by Mr. Parker or certain of his immediate family members, such shares will be automatically converted into shares of our Class A common stock. Unless otherwise required by Nevada law, the Class A common stock and Class B common stock vote together as a single class. On March 23, 2009, the record date, there were issued and outstanding 12,463,381 shares of Class A common stock, par value one cent ($0.01) per share (including 764,199 shares of restricted Class A common stock subject to certain performance vesting and holding provisions), entitled to cast an aggregate 12,463,381 votes on all matters subject to a vote at the Annual Meeting, and 2,350,000 shares of Class B common stock, par value one cent ($0.01) per share, entitled to cast an aggregate 4,700,000 votes on all matters subject to a vote at the Annual Meeting. The total number of shares of our common stock issued and outstanding on the record date was approximately 14,813,381, which is entitled to cast an aggregate of 17,163,381 votes on all matters subject to a vote at the Annual Meeting. The total number of issued and outstanding shares excludes approximately 1,045,831 shares of Class A common stock reserved for issuance upon the exercise of outstanding stock options granted under our incentive stock plans and other arrangements. Holders of unexercised options are not entitled to vote at the Annual Meeting. We have no other class of stock outstanding. Stockholders are not entitled to cumulative voting in the election of directors. Votes cast at the Annual Meeting will be tabulated by the Inspector of Elections, and the results of all items voted upon will be announced at the Annual Meeting.

Quorum Requirement

In order to transact business at the Annual Meeting, a quorum must be present. A quorum is present if the holders of a majority of the total number of shares of Class A and Class B common stock issued and outstanding as of the record date are represented at the Annual Meeting in person or by proxy. Shares that are entitled to vote but that are not voted at the direction of the holder (called "abstentions") and shares that are not voted by a broker or other record holder due to the absence of instructions from the beneficial owner (called "broker non-votes") will be counted for the purpose of determining whether a quorum is present.

Required Vote

Directors are elected by an affirmative vote of a plurality of the total votes cast by stockholders entitled to vote and represented in person or by proxy at the Annual Meeting, which means that the five director nominees receiving the highest number of votes for their election will be elected. Approval of any other matter submitted to stockholders requires the affirmative vote of a majority of the votes cast by stockholders entitled to vote and represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes are not considered affirmative votes and thus will have no effect on the election of directors by a plurality vote, but will have the same effect as negative votes with respect to the approval of any other matter submitted to stockholders.

Right to Attend Annual Meeting; Revocation of Proxy

Returning a proxy card now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. Stockholders who execute and return proxies may revoke them at any time before they are exercised by giving written notice to our Secretary at our address, by executing a subsequent proxy and delivering it to our Secretary, or by attending the Annual Meeting and voting in person.

Costs of Solicitation

We will bear the cost of solicitation of proxies, which we expect to be nominal, and we will include reimbursements for the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of our outstanding Class A common stock. Proxies will be solicited by mail, and may be solicited personally by directors, officers, or our regular employees, who will not receive any additional compensation for any such services.

Annual Report

The information included in this Proxy Statement should be reviewed in conjunction with the Consolidated Financial Statements, Notes to Consolidated Financial Statements, Reports of Independent Registered Public Accounting Firm, and other information included in our 2008 Annual Report that was mailed on or about April 10, 2009, together with this Notice and Proxy Statement, to all stockholders of record as of the record date.

How to Read this Proxy Statement

Set forth below are the proposals to be considered by stockholders at the Annual Meeting, as well as important information concerning, among other things, our management and our Board of Directors; executive compensation; transactions between us and our officers, directors, and affiliates; the stock ownership of certain beneficial owners and management; the services provided to us by and fees of KPMG, LLP, our independent registered public accounting firm; the proposal to approve the Amendment to the Incentive Plan; and how stockholders may make proposals at our next annual meeting. EACH STOCKHOLDER SHOULD READ THIS INFORMATION BEFORE VOTING.

How to Vote – Proxy Instructions

If you are a holder of record of our Class A or Class B common stock, you may vote your shares either (i) over the telephone by calling a toll-free number, (ii) by using the Internet, or (iii) by mailing in your proxy card.  Owners who hold their shares in street name will need to obtain a voting instruction form from the institution that holds their stock and must follow the voting instructions given by that institution.

For 2009, we have arranged for telephone and Internet-voting procedures to be used.  These procedures have been designed to authenticate your identity, to allow you to give instructions, and to confirm that those instructions have been recorded properly.  If you choose to vote by telephone or by using the Internet, please refer to the specific instructions on the proxy card.  The deadline for voting by telephone or the Internet is 11:59 p.m. Eastern Standard Time on Monday, May 4, 2009.  If you wish to vote using the proxy card, complete, sign, and date your proxy card and return it to us before the meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect five directors to serve as the Board of Directors until our next annual meeting or until their successors are duly elected and qualified. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated for election as directors David R. Parker, William T. Alt, Robert E. Bosworth, Bradley A. Moline, and Dr. Niel B. Nielson, each of whom is presently serving as a director.  In the absence of contrary instructions, each proxy will be voted for the election of all the proposed directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.

Nominees for Directorships

Information concerning the names, ages, positions with us, tenure as a director, and business experience of the nominees standing for election as directors at the Annual Meeting is set forth below. All references to experience with us include positions with our operating subsidiary, Covenant Transport, Inc., a Tennessee corporation.

David R. Parker, 51, has served as President since our founding in 1985 and as Chairman of the Board and Chief Executive Officer ("CEO") since 1994. Mr. Parker was elected to the Board of Directors of the Truckload Carriers Association in 1994 and also serves on the Board of Directors of the American Trucking Associations.

William T. Alt, 72, has served as a director since 1994. Mr. Alt has engaged in the private practice of law since 1962 and served as outside counsel to the Company from 1986 to 2003.

Robert E. Bosworth, 61, has served as a director since 1998. Since September 19, 2005, Mr. Bosworth has served as the President and Chief Operating Officer of Chattem, Inc., a publicly traded consumer products company.  Prior to such position, Mr. Bosworth served as Chief Financial Officer for the Livingston Company, a merchant bank located in Chattanooga, Tennessee, since 2004, and as Livingston's Vice President of Corporate Finance since 2001. From 1998 until 2001, Mr. Bosworth was a business and management consultant to various corporations in the Chattanooga area. Prior to 1998, Mr. Bosworth served for more than five years as Executive Vice President and Chief Financial Officer of Chattem, Inc. Mr. Bosworth is currently a director of Chattem, Inc.

Bradley A. Moline, 42, has served as a director since 2003. Mr. Moline has been President and Chief Executive Officer of Allo Communications, LLC, a competitive local telephone company, since October 2002. Mr. Moline also has been the owner and President of Imperial Super Foods, a grocery store in Imperial, Nebraska, since February 2002 and NECO Grocery, a grocery store in Holyoke, Colorado, since March 2006.  From 1994 to 1997, Mr. Moline was our Treasurer and Chief Financial Officer.

Dr. Niel B. Nielson, 55, has served as a director since 2003. Dr. Nielson has been President of Covenant College since 2002. From 1997 until 2002, Dr. Nielson was the Associate Pastor of Outreach for College Church in Wheaton, Illinois. Dr. Nielson was a partner and trader for Ritchie Capital Markets Group, LLC from 1996 to 1997. Prior to 1996, Dr. Nielson served as an executive officer in various companies, including serving for two years as Senior Vice President of Chicago Research and Trading Group, Ltd., a company at which he was employed for nine years.  Dr. Nielson holds several investment company directorships, including 14 directorships of closed-end funds associated with the First Trust group of funds, 38 directorships of exchange-traded funds associated with the First Trust group of funds, and one directorship of the First Defined Portfolio Fund LLC.

CORPORATE GOVERNANCE

The Board of Directors and Its Committees

Board of Directors

Meetings. Our Board of Directors held four regularly scheduled meetings and seven special meetings during the fiscal year ended December 31, 2008.  All of our directors attended at least 75% of the regularly scheduled board meetings of the Board of Directors and each committee on which he served.  We encourage the members of our Board of Directors to attend our Annual Meeting of Stockholders.  All five of our then-current directors attended the 2008 Annual Meeting of Stockholders.

Director Independence. Our Class A common stock is listed on the Nasdaq Global Select Market. Therefore, it is subject to the listing standards, including standards relating to corporate governance, embodied in applicable NASDAQ Stock Market ("NASDAQ") listing standards.  Pursuant to NASDAQ Rule 4350(c)(1), the Board of Directors has determined that the following directors and nominees are "independent" under NASDAQ Rule 4200(a)(15): Robert E. Bosworth, William T. Alt, Bradley A. Moline, and Dr. Niel B. Nielson.  Hugh O. Maclellan served as a director through May 2008 as he decided not to stand for reelection.  However, as Mr. Maclellan served as a director for a portion of 2008, the Board of Directors has determined that Mr. Maclellan was "independent" under NASDAQ Rule 4200(a)(15) in accordance with NASDAQ Rule 4350(c)(1) for the portion of 2008 that he served as a director.  In accordance with NASDAQ Rule 4350(c)(2), in fiscal 2008, our independent directors held five meetings or "executive sessions," at which only the independent directors were present, either before or following each regularly scheduled meeting of the full Board of Directors.

Communications with the Board of Directors. Our Board of Directors has adopted procedures by which our stockholders may communicate with our Board regarding matters of substantial importance to us.  Information concerning the manner in which stockholders can communicate with the Board is available on our website at http://www.covenanttransport.com.

Committees of the Board of Directors

The Audit Committee

Functions, Composition, and Meetings of the Audit Committee. The primary responsibilities of the Audit Committee are set forth in the Audit Committee Report, which appears below.  The Audit Committee met seven times during 2008. Messrs. Bosworth and Moline have served on the Audit Committee since 2003, while Dr. Nielson has served on the Audit Committee since 2004. Mr. Bosworth serves as Chairman of the Audit Committee.

Each member of the Audit Committee satisfies the independence and audit committee membership criteria set forth in NASDAQ Rule 4350(d)(2). Specifically, each member of the Audit Committee:

•	is independent under NASDAQ Rule 4200(a)(15);
•	meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act");
•	did not participate in the preparation of our financial statements or the financial statement of any of our current subsidiaries at any time during the past three years; and
•	is able to read and understand fundamental financial statements, including our balance sheet, statement of operations, and cash flows statement.

Audit Committee Charter.  Our Audit Committee operates pursuant to a written charter detailing its purpose, powers, and duties.  The charter is available free of charge on our website at http://www.covenanttransport.com.

Audit Committee Financial Expert. The Board of Directors has determined that at least one "audit committee financial expert," as defined under Item 407(d)(5) of Regulation S-K and NASDAQ Rule 4350(d)(2)(A), currently serves on the Audit Committee. The Board of Directors has identified Mr. Bosworth as an audit committee financial expert. Mr. Bosworth is independent, as independence for audit committee members is defined under applicable NASDAQ rules.

Audit Committee Report. In performing its duties, the Audit Committee, as required by applicable rules of the SEC, issues a report recommending to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K, and determines certain other matters, including the independence of our independent registered public accounting firm. The Audit Committee Report for 2008 is set forth below.

The Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal controls over financial reporting. The Company's management has primary responsibility for the Company's financial statements and the overall reporting process, including maintenance of the Company's system of internal controls. The Company retains an independent registered public accounting firm, which is responsible for conducting an independent audit of the Company's financial statements, the effectiveness of management's assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon.

In performing its duties, the Audit Committee has discussed the Company's financial statements, management's assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting with management and the Company's independent registered public accounting firm and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and such accounting firm. For the fiscal year ended December 31, 2008, the Audit Committee (i) reviewed and discussed the audited financial statements, management's assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting with management and KPMG LLP, the Company's independent registered public accounting firm; (ii) discussed with the independent registered public accounting firm the matters required to be disclosed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended; (iii) received and discussed with the independent registered public accounting firm the written disclosures and the letter from such accounting firm required by Independence Standards Board Statement No. 1, Independence Discussions with Audit Committees, as amended; and (iv) has discussed with the independent registered public accounting firm its independence. The Audit Committee met with representatives of the independent registered public accounting firm without management or other persons present five times during 2008.

Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.

Audit Committee:
Robert E. Bosworth, Chairman
Bradley A. Moline
Dr. Niel B. Nielson

The Compensation Committee

Functions, Composition, and Meetings of the Compensation Committee. As more fully outlined in the Compensation Committee Charter, the primary functions of the Compensation Committee are to aid our Board in discharging its responsibilities relating to the compensation of our executive officers, including the chief executive officer; to evaluate and approve our compensation plans, policies, and programs; to produce an annual report on executive compensation; and to perform such other duties as may be assigned to it by our Board or imposed by applicable laws or regulations. In furtherance of its duties, the Compensation Committee reviews and approves certain aspects of compensation of our executive officers and makes recommendations on other compensation matters to the full Board of Directors. During part of 2008, Dr. Nielson and Mr. Maclellan served as the members of the Compensation Committee, with Dr. Nielson serving as Chairman.  The Board of Directors appointed Mr. Alt to the Compensation Committee in May 2008 following Mr. Maclellan's decision not to stand for reelection.  The Compensation Committee held a total of four meetings in 2008.

Compensation Committee Charter.  Our Compensation Committee operates pursuant to a written charter detailing its purpose, powers, and duties.  The charter is available free of charge on our website at http://www.covenanttransport.com.

Compensation Committee Report.  In performing its duties, the Compensation Committee, as required by applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board of Directors that our Compensation Discussion and Analysis be included in this Proxy Statement.  The Compensation Committee Report follows.

The Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.  Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:
Dr. Niel B. Nielson, Chairman
William T. Alt

Compensation Committee Interlocks and Insider Participation

Dr. Nielson served on the Compensation Committee and was Chairman for all of 2008.  Mr. Maclellan, a former director, served on the Compensation Committee through May 2008, when he was replaced by Mr. Alt.

During 2008, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving as a member of our Board of Directors, our executive officers, and their affiliates.

See "Certain Relationships and Related Transactions" for a description of certain transactions between us and our other directors, executive officers, or their affiliates, and "Executive Compensation – Director Compensation" for a description of compensation of the members of the Compensation Committee.

The Nominating and Corporate Governance Committee

Functions, Composition, and Meetings of the Nominating and Corporate Governance Committee. In April 2004, the Board of Directors established a Nominating and Corporate Governance Committee to recommend to the Board of Directors potential candidates for election to the Board of Directors and to make recommendations to the Board concerning issues related to corporate governance, as more specifically detailed in the written charter discussed below. During part of 2008, Mr. Maclellan and Mr. Moline served as the Nominating and Corporate Governance Committee, with Mr. Maclellan serving as Chairman.  The Board of Directors appointed Mr. Alt to the Committee in May 2008 to replace former director Mr. Maclellan.  Mr. Alt has served since such time as Chairman of such Committee.  All current members of the Nominating and Corporate Governance Committee are independent, as independence for nominating committee members is defined under applicable NASDAQ rules. The Committee met two times in 2008. The Nominating and Corporate Governance Committee has recommended that the Board of Directors nominate David R. Parker, William T. Alt, Robert E. Bosworth, Bradley A. Moline, and Dr. Niel B. Nielson for election at the Annual Meeting, each of whom is currently serving as a director.

Nominating and Corporate Governance Committee Charter. Our Nominating and Corporate Governance Committee operates pursuant to a written charter detailing its purpose, powers, and duties. A copy of the charter is available on our website at http://www.covenanttransport.com.

Process for Identifying and Evaluating Director Nominees. Director nominees are chosen by the entire Board of Directors, after considering the recommendations of the Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee review the qualifications of various persons to determine whether they are qualified candidates for membership on the Board of Directors. The Nominating and Corporate Governance Committee will review all candidate recommendations, including those properly submitted by stockholders, in accordance with the requirements of its charter. With regard to specific qualities and skills, the Nominating and Corporate Governance Committee believes it necessary that: (i) at least a majority of the members of the Board of Directors qualify as "independent" under NASDAQ Rule 4200(a)(15); (ii) at least three members of the Board of Directors satisfy the audit committee membership criteria specified in NASDAQ Rule 4350(d)(2); and (iii) at least one member of the Board of Directors eligible to serve on the Audit Committee has sufficient knowledge, experience, and training concerning accounting and financial matters so as to qualify as an "audit committee financial expert" within the meaning of Item 407(d)(5) of Regulation S-K. In addition to these specific requirements, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, which may include experience, accomplishments, education, understanding of our business and the industry in which we operate, specific skills, general business acumen, and personal and professional integrity. Generally, the Nominating and Corporate Governance Committee will first consider current Board members because they meet the criteria listed above and possess knowledge of our history, strengths, weaknesses, goals, and objectives. We do not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Stockholder Director Nominee Recommendations. It is generally the policy of the Nominating and Corporate Governance Committee to consider stockholder recommendations of proposed director nominees if such recommendations are serious and timely received. To be timely, recommendations must be received in writing at our principal executive offices, 400 Birmingham Highway, Chattanooga, Tennessee 37419, at least 120 days prior to the anniversary date of mailing of our Proxy Statement for the prior year's Annual Meeting.  For the next annual meeting, the deadline for receiving stockholder recommendations of proposed director nominees will be December 11, 2009.  In addition, any stockholder director nominee recommendation must include the following information:

•	the proposed nominee's name and qualifications and the reason for such recommendation;
•	the name and record address of the stockholder(s) proposing such nominee;
•	the number of shares of our Class A and/or Class B common stock that are beneficially owned by such stockholder(s); and
•	a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and us or any of our subsidiaries.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.

Our Executive Officers

Set forth below is certain information regarding our current executive officers (other than our CEO, David R. Parker, for whom information is set forth above under "Proposal 1 – Election of Directors – Nominees for Directorships"). All executive officers are elected annually by the Board of Directors. All references to experience with us include positions with our operating subsidiary, Covenant Transport, Inc., a Tennessee corporation.

Joey B. Hogan, 47, has served as our Senior Executive Vice President and Chief Operating Officer since May 2007, and has also served as President of Covenant Transport, Inc., a Tennessee corporation, since such time. Mr. Hogan was our Chief Financial Officer from 1997 to May 2007, and our Executive Vice President from May 2003 to May 2007, and was a Senior Vice President from December 2001 to May 2003. From joining us in August 1997 through December 2001, Mr. Hogan served as our Treasurer.  Mr. Hogan is a director nominee of Chattem, Inc., a publicly traded consumer products company.  Chattem's annual meeting of stockholders is scheduled to be held April 8, 2009.

Tony Smith, 61, founded Southern Refrigerated Transport, Inc. in 1986 and has served as President of Southern Refrigerated Transport, Inc. since its inception.  Southern Refrigerated Transport, Inc. joined Covenant Transportation Group, Inc. as one of our subsidiaries in 1998.  Mr. Smith also served as President of Tony Smith Trucking, Inc., a former subsidiary, from October 1998 to December 2004.

James "Jim" Brower, 52, has served as President of Star Transportation, Inc., one of our subsidiaries, since 1983.

Charles "Jerry" Eddy, 55, has served as our Senior Vice President - Operations since September 2007 and as Vice President and General Manager of our Dedicated service offering from July 2006 to September 2007.  Mr. Eddy served as Vice President of Sales and Customer Service with Coastal Transport from 2005 to July 2006, served as President of Paper Transport from 2002 to 2005, and served in various capacities with Schneider National from 1991 to 2002, including Vice President and General Manager of Dedicated and Expedited Services.

Richard B. Cribbs, 37, has served as our Senior Vice President and Chief Financial Officer since May 2008.  Previously, Mr. Cribbs served as our Vice President and Chief Accounting Officer from May 2007 to May 2008 and was our Corporate Controller from May 2006 to May 2007.  Prior to joining the Company, Mr. Cribbs was the Corporate Controller, Assistant Secretary, and Assistant Treasurer for Tandus, Inc., a commercial flooring company, from May 2005 to May 2006, and served as Chief Financial Officer of Modern Industries, Inc., a Tier-2 automotive supply company from December 1999 to May 2005.

M. David Hughes, 39, has served as our Senior Vice President - Fleet Management and Procurement and Corporate Treasurer since May 2007.  Prior to that, Mr. Hughes served as Vice President and Chief Financial Officer of Star Transportation, Inc., a subsidiary of the Company, from September 2006 to May 2007.  Prior to joining Star Transportation, Inc., Mr. Hughes served as our Treasurer and Director of Business Development from May 2002 to July 2006 and served as Chief Financial Officer at Star Transportation, Inc. from July 2006 through the Company's acquisition of Star Transportation, Inc. in September of 2006.

R.H. Lovin, Jr., 57, has served in several senior management positions since joining us in 1986. Mr. Lovin has been our Executive Vice President - Administration since February 2003 and Corporate Secretary since August 1995. Mr. Lovin previously served as our Chief Financial Officer from 1986 to 1994, as Vice President of Administration from May 1994 to May 2003, and as one of our directors from May 1994 to May 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely upon a review of the copies of such forms furnished to us, we believe that, with the exception of one filing, none of our officers, directors, and greater than 10% beneficial owners failed to file on a timely basis the reports required by Section 16(a).  The exception was that R.H. Lovin, Jr. inadvertently failed to timely report one transaction.  We make available copies of Section 16(a) forms that our directors and executive officers file with the SEC through our website at http://www.covenanttransport.com.

Code of Conduct and Ethics

Our Board of Directors has adopted a Code of Conduct and Ethics that applies to all directors, officers, and employees, whether with us or one of our subsidiaries. The Code of Conduct and Ethics includes provisions applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that constitute a "code of ethics" within the meaning of Item 406(b) of Regulation S-K. A copy of the Code of Conduct and Ethics is available to stockholders on our website at http://www.covenanttransport.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Philosophy of Compensation

The Compensation Committee of our Board of Directors ("Compensation Committee") oversees all of our executive officer compensation arrangements.  The Compensation Committee has the specific responsibility to (i) review and approve corporate goals and objectives relevant to the compensation of our CEO, (ii) evaluate the performance of our CEO in light of those goals and objectives, and (iii) determine and approve the compensation level of our CEO based upon that evaluation.  The Compensation Committee also has the responsibility to review annually the compensation of our other executive officers and to determine whether such compensation is reasonable under existing facts and circumstances.  In making such determinations, the Compensation Committee seeks to ensure that the compensation of our executive officers aligns the executives' interests with the interests of our stockholders.  The Compensation Committee also reviews and approves all forms of deferred compensation and incentive compensation, including stock option grants, stock grants, and other forms of incentive compensation granted to our executive officers.  The Compensation Committee takes into account the recommendations of our CEO in reviewing and approving the overall compensation of the other executive officers.

One of our primary business strategies has been to divide our businesses into defined service offerings, each of which operates as a semi-autonomous business unit.  Accordingly, at the most senior level, including our Named Executive Officers (as defined below), we seek to attract, motivate, and retain executives who are capable of evaluating, building, and managing multiple businesses.  Our primary executive compensation goals include attracting, motivating, and retaining qualified executive officers who possess the requisite abilities to serve in these roles and who we believe will create long-term value for our stockholders.  In this regard, we use a mix of compensation designed to provide overall compensation levels that (i) are sufficient to attract and retain talented executives and to motivate those executives to achieve superior results, (ii) align executives' interests with our corporate strategies, our business objectives, and the performance of specific business units to the extent applicable, (iii) enhance executives' incentives to increase our stock price and focus on the long-term interests of our stockholders, and (iv) are consistent with our goal of controlling costs.  In many instances we build our compensation elements around long-term retention and development together with annual rewards based on financial performance.

Elements of Compensation

Our compensation program for senior executive officers has two major elements, fixed and incentive compensation.  The total compensation for senior executive officers, including the Named Executive Officers, consists of one or more of the following components: (i) base salary, (ii) incentive compensation, which may include a performance-based annual bonus and long-term equity incentive awards, which in recent years have been in the form of restricted stock grants that have been both performance-based and time-based as to vesting, (iii) other compensation, including specified perquisites, and (iv) employee benefits, which are generally available to all of our employees.

The Compensation Committee has the responsibility to make and approve changes in the total compensation of our executive officers, including the mix of compensation elements.  In making decisions regarding an executive's total compensation, the Compensation Committee considers whether the total compensation is fair and reasonable to us, is internally appropriate based upon our culture, goals, initiatives, and the compensation of our other employees, and is within a reasonable range of the compensation afforded by other opportunities, overall economic conditions, and our recent historical performance.  The Compensation Committee also bases its decisions regarding compensation upon its assessment of the executive's leadership, integrity, individual performance, prospect for future performance, years of experience, skill set, level of commitment and responsibility required in the position, contributions to our financial results, the creation of stockholder value, and current and past compensation.  In determining the mix of compensation elements, the Compensation Committee considers the effect of each element in relation to total compensation.  Consistent with our need to control costs and our desire to recognize our executives' performance where such recognition is warranted, the Compensation Committee has attempted to keep base salaries relatively low and weight overall compensation toward incentive and equity based compensation.  Accordingly, a substantial part of the compensation package for each Named Executive Officer is at risk and is only earned if our performance and the performance of the Named Executive Officer so warrants.  The Compensation Committee specifically considers whether each particular element provides an appropriate incentive and reward for performance that sustains and enhances long-term stockholder value.  The Compensation Committee also takes into account the tax and accounting consequences associated with each element of compensation.  In determining whether to increase or decrease an element of compensation, we rely upon the business experience of the members of the Compensation Committee, the Compensation Committee's general understanding of compensation levels of public companies, and the historical compensation levels of the executive officers.  We generally do not rely on rigid formulas, other than performance measures under our annual bonus program, or short-term changes in business performance when setting compensation.

The following summarizes the compensation elements we used to attract, motivate, and retain our CEO, our Chief Financial Officer, and our three other most highly compensated executive officers for the year ended December 31, 2008 (collectively, the "Named Executive Officers").

Base Salary

We pay base salaries at levels that reward executive officers for ongoing performance and that enable us to attract, motivate, and retain highly qualified executives.  Base pay is a critical element of our compensation program because it provides our executive officers with stability.  Compensation stability allows our executives to focus their attention and efforts on creating stockholder value and on our other business objectives.  In determining base salaries, we consider the executive's current base salary, recent economic conditions and our financial results, and the executive's qualifications and experience, including, but not limited to, the executive's length of service with us, the executive's industry knowledge, and the quality and effectiveness of the executive's leadership, integrity, scope of responsibilities, dedication to us and our stockholders, past performance, and current and future potential for providing value to our stockholders.  We do not formally benchmark base salary or total executive compensation against the executive compensation of any other company or group of companies.  From time to time, the Compensation Committee has considered the form and level of compensation disclosed by other publicly traded truckload carriers, certain other transportation companies, and companies of similar size and market capitalization in general.  However, we do not have a peer group for compensation purposes.  We set our base salaries at a level that allows us to pay a portion of an executive officer's total compensation in the form of incentive compensation, including annual bonuses, long-term incentives, and perquisites.  We believe this mix of compensation helps us incentivize our executives to maximize stockholder value in the long run.  We adjust base salaries annually to reflect the foregoing factors but do not apply a specific weighting to such factors.

Incentive Compensation

Long-Term Incentives

On May 23, 2006, our stockholders approved our 2006 Omnibus Incentive Plan ("Incentive Plan").  Our Incentive Plan is a broad-based equity plan that we use to, among other things, (i) provide annual incentives to executive officers in a manner designed to reinforce our performance goals, (ii) attract, motivate, and retain qualified executive officers by providing them with long-term incentives, and (iii) align our executives' and stockholders' long-term interests by creating a strong, direct link between executive pay and stockholder return.  The Incentive Plan allows the Compensation Committee to link compensation to performance over a period of time by using equity-based awards (which often value a company's long-term prospects), requiring holding periods for equity grants, and granting awards that have multiple-year vesting schedules.  Awards with multiple-year vesting schedules, such as restricted stock grants, provide balance to the other elements of our compensation program that otherwise link compensation to annual performance.  Awards with multiple-year vesting schedules create incentive for executive officers to increase stockholder value over an extended period of time because the value received from such awards is based on the growth of the stock price.  Such awards also incentivize executives to remain with us over an extended period of time.  Thus, we believe our Incentive Plan is an effective way of aligning the interests of our executive officers with those of our stockholders.

Awards under our Incentive Plan may be paid in cash, shares of Class A common stock, a combination of cash and shares of Class A common stock, or in any other permissible form, as the Compensation Committee determines.  All awards granted under the Incentive Plan are evidenced by an award notice that specifies the type of award granted, the number of shares of Class A common stock underlying the award, if applicable, and all terms governing the award.  Payment of awards may include such terms, conditions, restrictions, and/or limitations, if any, as the Compensation Committee deems appropriate, including, in the case of awards paid in shares of Class A common stock, restrictions on transfer of such shares and provisions regarding the forfeiture of such shares under certain circumstances.  The Incentive Plan authorizes the grant of stock options, stock appreciation rights, stock awards, restricted stock unit awards, performance units, performance awards, and any other form of award established by the Compensation Committee that is consistent with the Incentive Plan's purpose, or any combination of the foregoing.

The Compensation Committee considers several factors when determining awards to be granted to our executive officers, including (i) the recommendations of our CEO, (ii) how the achievement of certain performance goals will help us improve our financial and operating performance and add long-term value to our stockholders, (iii) the value of the award in relation to other elements of total compensation, including the number of options or restricted stock currently held by the executive and the number of options or restricted stock granted to the executive in prior years, (iv)  the executive's position, scope of responsibility, ability to affect our financial and operating performance, ability to create stockholder value, and historic and recent performance, and (v) the impact of awards on retention.

Performance-Based Annual Bonuses

Consistent with our goal to improve our consolidated operating ratio, the Compensation Committee has over the past few years approved operating income and operating ratio targets as the basis for performance-based bonuses.  The key terms of our performance-based bonuses for 2008 and 2009 are described in additional detail below.

Other Compensation

We provide our Named Executive Officers with certain other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program.  We believe that these benefits generally allow our executives to work more efficiently.  The costs of these benefits constitute only a small percentage of each executive's total compensation.  In setting the amount of these benefits, the Compensation Committee considers each executive's position and scope of responsibilities and all other elements comprising the executive's compensation.

Employee Benefits

Our executive officers are eligible to participate in all of our employee benefit plans, such as our 401(k) Plan and medical, dental, and group life insurance plans, in each case on the same basis as our other employees.

Compensation Paid to Our Named Executive Officers

Compensation Paid to Our Chief Executive Officer

Mr. David Parker founded Covenant Transport, Inc. in 1985 with just 25 tractors and 50 trailers and has been our chief executive since our inception.  We have achieved considerable growth in revenue since our inception and now serve as the holding company for several transportation providers that in the aggregate operate more than 3,500 tractors and 8,600 trailers and offer premium transportation services for customers throughout the United States.  Mr. Parker, along with one other executive officer, is responsible for managing the performance of our service offerings.

At the request and recommendation of Mr. Parker, the Compensation Committee did not consider an increase to Mr. Parker's base salary during 2008.  Mr. Parker's base salary has not increased since 2003.  Please see "Executive Compensation – Compensation Discussion and Analysis – Compensation Decisions with Respect to 2009" for a description of Mr. Parker's voluntary salary reduction at the beginning of 2009, and subsequent grant of restricted stock by the Compensation Committee.  With respect to the other aspects of Mr. Parker's compensation, the Compensation Committee determined that a significant amount of equity compensation to align Mr. Parker's compensation with increasing stockholder value and certain perquisites, as included in the "All Other Compensation" column of the Summary Compensation table, were important to motivate continued performance from Mr. Parker.  Mr. Parker does not participate in the determination of his own compensation.

In June 2008, after considering that Mr. Parker's base salary has remained constant since 2003 and considering his position, scope of responsibility, ability to affect our results, ability to create stockholder value, and historic and recent performance, as partially described above, the Compensation Committee granted Mr. Parker 18,750 restricted shares of our Class A common stock, with such grant becoming effective on July 1, 2008.  Such amount was an increase over the 4,000 restricted shares of our Class A common stock granted in 2007 as the Compensation Committee determined that all of Mr. Parker's options to purchase were substantially underwater and all prior restricted stock grants were subject to performance-based vesting criteria that were not likely to be attained in the foreseeable future.  In addition, the Compensation Committee wished to recognize Mr. Parker’s leadership responsibilities.  Accordingly, the Compensation Committee granted the additional restricted shares and provided that the restricted shares awarded to Mr. Parker in June 2008 will vest 50% on each of June 30, 2009 and June 30, 2010, subject to Mr. Parker's continued employment with us.  The restricted shares are subject to additional holding requirements and terms set forth in the Incentive Plan and the Restricted Stock Award Notice substantially in the form filed as Exhibit 10.22 to the our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006.

For 2008, the Compensation Committee also approved a performance-based bonus opportunity under which Mr. Parker was eligible to receive a bonus of up to 75% of his base salary for 2008.  The percentage of salary assigned to Mr. Parker's potential bonus was based on the Compensation Committee's evaluation of (i) the magnitude of Mr. Parker's ability to impact corporate performance based on his responsibilities, (ii) the composition of Mr. Parker's total compensation package, and (iii) our long-term financial goals.  The Compensation Committee set performance targets for Mr. Parker that were tied to us achieving certain consolidated financial and operating benchmarks.  The performance targets for Mr. Parker were the same performance targets for our other Named Executive Officers, except for Messrs. Smith and Brower, and are discussed below.  Because we failed to achieve any of the performance targets for 2008, the Compensation Committee did not award a performance bonus to Mr. Parker for 2008 under the 2008 Bonus Plan (as defined below).

During 2008, we also provided Mr. Parker with a cash vehicle allowance, use of our corporate travel agency to arrange personal travel, and use of our administrative personnel for personal services.  We also paid Mr. Parker the value of certain of his life insurance premiums and certain of his club fees and dues.  With the exception of payment for the life insurance premiums, each perquisite is designed to help Mr. Parker more effectively carry out his responsibilities as CEO.  In addition to providing the foregoing benefits and providing medical, dental, and group life insurance to Mr. Parker, we also contributed to his 401(k) Plan account in 2008.

Compensation Paid to Our Other Named Executive Officers

For all Named Executive Officers, other than our CEO, the form and amount of compensation was recommended by the CEO.  As discussed above, the Compensation Committee relied on the business experience of its members, the historical compensation levels of the Named Executive Officers, and its general understanding of compensation levels at public companies to determine that the CEO's recommendations with respect to the compensation levels and forms were appropriate for 2008.  For 2008, the form of compensation paid to our Named Executive Officers was generally consistent with past years, with compensation consisting primarily of base salary, bonus based on the achievement of certain financial and operating goals, and equity compensation in the form of restricted stock grants.  For each of the Named Executive Officers, the Compensation Committee considered, among other things, our financial and operating results for the periods ended December 31, 2007 and 2008, the duties and responsibilities of each Named Executive Officer, and the length of time each Named Executive Officer has been with us, as further described in each executive's biographical information found herein.

On May 14, 2008, after reviewing our financial performance and the financial performance of two of our subsidiaries, Southern Refrigerated Transport, Inc. ("SRT"), and Star Transportation, Inc. ("Star"), for the fiscal year ended December 31, 2007, considering our compensation philosophy and the guidelines described above, acknowledging our recent financial performance, and considering the recommendations of the CEO, the Compensation Committee approved a $25,000 increase in the base salary of only one of our Named Executive Officers, Mr. Cribbs, our Senior Vice President and Chief Financial Officer.  This salary increase was in recognition of Mr. Cribbs' promotion to the role of Senior Vice President and Chief Financial Officer and the additional responsibilities associated therewith.  The Compensation Committee did not increase the annual base salaries of our other Named Executive Officers. The Compensation Committee believed their base salaries were consistent with their responsibilities and, based on our cost-cutting efforts and recent financial performance, the Compensation Committee did not believe salary increases for such Named Executive Officers were appropriate.  Along with Mr. Parker, Mr. Hogan also voluntarily reduced his salary at the beginning of 2009, and our other Named Executive Officers did the same effective April 1, 2009.  Please see "Executive Compensation – Compensation Discussion and Analysis – Compensation Decisions with Respect to 2009" for a description of the voluntary salary reductions in 2009 by our Named Executive Officers, and grant of restricted stock by the Compensation Committee in connection therewith.

After considering the number of restricted shares of our Class A common stock granted to each Named Executive Officer, other than the CEO, in prior years and each Named Executive Officer's base salary, position, scope of responsibility, ability to affect our results, ability to create stockholder value, and historic and recent performance, as described above, the Compensation Committee granted (i) Mr. Hogan 15,000 restricted shares of our Class A common stock and (ii) each of Messrs. Cribbs, Smith, and Brower 12,500 restricted shares of our Class A common stock, all of which were approved in June 2008, and became effective on July 1, 2008.  In addition, the Compensation Committee determined that all such Named Executive Officers' options to purchase were substantially underwater and all prior restricted stock grants were subject to performance-based vesting criteria that were not likely to be attained in the foreseeable future. Accordingly, the Compensation Committee provided that the restricted shares awarded to each of Messrs. Hogan, Cribbs, Smith, and Brower in June 2008 will vest 50% on each of June 30, 2009 and June 30, 2010, subject to such Named Executive Officers' continued employment with us.  The restricted shares are subject to additional holding requirements and terms set forth in the Incentive Plan and the Restricted Stock Award Notice substantially in the form filed as Exhibit 10.22 to the our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006.

The Compensation Committee granted restricted shares to create an incentive for the executives to maximize stockholder value.  The Compensation Committee determined that, in addition to the underwater options and unlikelihood of vesting of restricted shares as described above, the increase from 2007 to 2008 in the number of shares granted to (i) Mr. Hogan from 4,000 to 15,000 was appropriate given Mr. Hogan's additional responsibilities associated with general oversight of our service offerings and our restructuring initiative, as well as his leadership responsibilities, (ii) Mr. Cribbs from 12,000 to 12,500 was appropriate given the increased responsibilities associated with his new role as our Senior Vice President and Chief Financial Officer, (iii) Mr. Smith from 4,000 to 12,500 was appropriate given the additional responsibilities in managing tractors repositioned to SRT as part of our restructuring and delivering better financial results at SRT when compared to our other service offerings, and (iv) Mr. Brower from 4,000 to 12,500 was appropriate in recognition of his responsibilities at Star.  We believe the awards to each of the Named Executive Officers will help build long-term value for our stockholders, particularly because these equity awards are designed to raise the current share price for our Class A common stock by providing incentives to the Named Executive Officers in a manner designed to retain key employees and foster stock price performance.

On April 9, 2008, after a meeting of, and deliberations by, the Compensation Committee, and after considering recommendations of the CEO, the Compensation Committee approved a special bonus to Tony Smith, President of SRT, in the amount of $12,500, in order to reward Mr. Smith for his efforts in managing additional trucks that SRT was asked to manage in 2007 as part of our restructuring.

On October 2, 2008, in recognition of his role in the September 2008 refinancing of our credit facility, the Compensation Committee granted Richard Cribbs a dollar value award of $3,000, with such award to be converted to restricted shares of our Class A common stock based upon the closing price of our Class A common stock two full trading days following the public release of our third quarter 2008 earnings, which converted to 1,744 shares.  Such shares will vest 100% on October 2, 2009, subject to Mr. Cribbs' continued employment with us.

For 2008, the Compensation Committee also approved a performance-based bonus opportunity under which each Named Executive Officer was eligible to receive a bonus of up to 75% of his base salary for 2008 based upon our achievement of certain performance targets (the "2008 Bonus Plan").  Each Named Executive Officer must accept at least 25% of his bonus for 2008, if any, in the form of Class A common stock under the Incentive Plan and may choose to receive up to 100% of the bonus in Class A common stock under the Incentive Plan.  As in 2007, the percentage of salary assigned to each Named Executive Officer was based on the CEO's recommendation and the Compensation Committee's evaluation of (i) the magnitude of each Named Executive Officer's ability to impact corporate performance based on the executive's responsibilities at the time the targets were set, (ii) the composition of each Named Executive Officer's total compensation package, and (iii) our long-term financial goals.

In connection with the 2008 performance-based bonus opportunities described above, the Compensation Committee set performance targets for each Named Executive Officer (other than Messrs. Smith and Brower, whose performance targets are provided below) related to us having consolidated operating income of $16,187,000 and a consolidated operating ratio of 97.5% for 2008. As with the performance targets for 2007, the Compensation Committee also created specific parameters for awarding bonuses within certain incremental ranges of achievement of the performance targets, subject to upward or downward adjustment in defined circumstances. The applicable percentage of the achieved performance target is then multiplied by the Named Executive Officer's target bonus (50% of the Named Executive Officer's base salary for 2008) to determine the Named Executive Officer's bonus. The following table sets forth a summary of the incremental levels of achievement of the performance targets and the related percentage of the potential bonus associated with such achievement.

2008 Incremental Ranges of Performance Targets (Consolidated)
Consolidated Operating Income ($) (000s)	Consolidated Operating Ratio (%)	% of Bonus Opportunity Paid as Bonus (%)
7,515	98.8	25.0
10,168	98.4	50.0
12,951	98.0	75.0
16,187	97.5	100.0
19,422	97.5	125.0
22,658	97.5	150.0

For Mr. Smith, the Compensation Committee set performance targets, of which 10% were related to the consolidated performance targets set forth above and 90% were related to SRT having operating income of $8,492,000 and an operating ratio of 93.0% for 2008.  As with the performance targets for the other Named Executive Officers, the Compensation Committee also created specific parameters for awarding a bonus to Mr. Smith within certain incremental ranges of achievement of the performance targets, subject to upward or downward adjustment in defined circumstances.  The following table sets forth, with respect to Mr. Smith, a summary of the incremental levels of achievement of the performance targets and the related percentage of the potential bonus associated with such achievement.

2008 Incremental Ranges of Performance Targets (SRT)
SRT Operating Income ($) (000s)	SRT Operating Ratio (%)	% of Bonus Opportunity Paid as Bonus (%)
6,879	94.3	25.0
7,364	93.9	50.0
7,886	93.5	75.0
8,492	93.0	100.0
9,099	93.0	125.0
9,706	93.0	150.0

For Mr. Brower, the Compensation Committee set performance targets, of which 10% were related to the consolidated performance targets set forth above and 90% were related to Star having operating income of $2,527,000 and an operating ratio of 97.0% for 2008.  As with the performance targets for the other Named Executive Officers, the Compensation Committee also created specific parameters for awarding a bonus to Mr. Brower within certain incremental ranges of achievement of the performance targets, subject to upward or downward adjustment in defined circumstances.  The following table sets forth, with respect to Mr. Brower, a summary of the incremental levels of achievement of the performance targets and the related percentage of the potential bonus associated with such achievement.

2008 Incremental Ranges of Performance Targets (Star)
Star Operating Income ($) (000s)	Star Operating Ratio (%)	% of Bonus Opportunity Paid as Bonus (%)
1,399	98.3	25.0
1,744	97.9	50.0
2,106	97.5	75.0
2,527	97.0	100.0
2,949	97.0	125.0
3,370	97.0	150.0

The Compensation Committee believes that the performance targets represent aggressive, yet achievable goals for the Named Executive Officers to earn 100% of the eligible bonus amount.

                 The Compensation Committee met in February 2009 to discuss and review the 2008 bonus awards for the Named Executive Officers.  The Compensation Committee reviewed the foregoing policies, our consolidated financial and operating performance, and SRT's and Star's financial and operating performance.  After determining that we failed to achieve the performance targets, or any incremental ranges of the performance targets, the Compensation Committee did not award performance bonuses to the Named Executive Officers for 2008 under the 2008 Bonus Plan.

During 2008, we also provided each Named Executive Officer, other than Mr. Parker, with a cash vehicle allowance and use of our corporate travel agency to arrange personal travel.  We also paid certain club fees and dues on behalf of Mr. Brower.  Each perquisite is designed to help the Named Executive Officers more effectively carry out their responsibilities for us.  In addition to providing the foregoing benefits and providing medical, dental, and group life insurance to the Named Executive Officers, we also contributed to each of their 401(k) Plan accounts for 2008.

Compensation Decisions with Respect to 2009

The Compensation Committee annually reviews and considers increases in the base salaries of our Named Executive Officers.  Messrs. Parker and Hogan voluntarily elected to reduce their 2009 base salaries from $535,500 to $492,660 and from $275,000 to $253,000, respectively, with such salary reductions becoming effective as of the first pay period in January 2009.  In March of 2009, in conjunction with the 2009 Voluntary Incentive Opportunity (as defined below), Messrs. Cribbs, Smith, and Brower voluntarily elected to reduce their 2009 base salaries from $175,000 to $168,437; from $250,000 to $231,250; and from $200,000 to $192,500, respectively.  Additionally, Messrs. Parker and Hogan elected to further reduce their 2009 base salaries, from $492,660 to $484,627 and from $253,000 to $248,875, respectively.  The March 2009 voluntary salary reductions became effective as of the first pay period in April of 2009.  As set forth below, the stockholders of the Company are being asked to approve the Amendment to the Incentive Plan at the 2009 Annual Meeting, which shall have the effect of making additional shares available for the grant of awards under the Incentive Plan from and after the effective date of the Amendment.  Such approval of the Amendment is necessary to effectuate the grant of shares of restricted Class A common stock to Messrs. Cribbs, Smith, and Brower under the 2009 Voluntary Incentive Opportunity, and accordingly, maintain the reduced 2009 cash base salaries for such Named Executive Officers discussed herein.  Based on the Named Executive Officers' voluntary election to reduce their 2009 base salaries, the Compensation Committee did not consider any increases in the base salaries of our Named Executive Officers for 2009.

In March 2009, after considering (i) certain of our goals, including our desire to control costs and conserve cash, (ii) discussions with and the recommendations of Messrs. Parker and Hogan, and (iii) our compensation philosophy and the guidelines described above, the Compensation Committee approved a plan under which individuals that voluntarily forfeited a portion of their 2009 base salary (up to ten percent (10%)) would receive, in exchange for such forfeiture, a special grant of restricted shares of our Class A common stock equal to (y) the amount of 2009 base salary voluntarily forfeited by such individuals divided by (z) the closing price of our Class A common stock two full trading days following release of our first quarter 2009 earnings (the "2009 Voluntary Incentive Opportunity").  Pursuant to the 2009 Voluntary Incentive Opportunity, each individual electing to participate was required to make such election by March 31, 2009.  As of March 31, 2009, all of the Named Executive Officers had elected to participate in the 2009 Voluntary Incentive Opportunity for a period of one year (the "Incentive Period") from April 1, 2009, through March 31, 2010; provided, that the Incentive Period is January 1, 2009, through December 31, 2009, for Messrs. Parker and Hogan, who each, as discussed above, voluntarily reduced their 2009 base salaries effective as of the first pay period in January 2009. At the expiration of the applicable Incentive Period, each Named Executive Officer's salary will revert back to his original 2009 base salary.

Except as explained herein with respect to Messrs. Parker and Hogan, the awards granted to the Named Executive Officers under the 2009 Voluntary Incentive Opportunity shall be void if our stockholders do not approve the Amendment to the Incentive Plan.  In the event the Amendment to the Incentive Plan is not approved by the stockholders at the 2009 Annual Meeting, each Named Executive Officer's salary, with the exception of Messrs. Parker's and Hogan's, will automatically revert back to his original 2009 base salary and we will make an immediate lump sum cash payment to each such Named Executive Officer equal to the amount of his 2009 base salary forgone up to such date, without interest.  As Messrs. Parker and Hogan voluntarily elected to reduce their 2009 base salaries in January 2009, and the grants to Messrs. Parker and Hogan under the 2009 Voluntary Incentive Opportunity could be made within the existing shares available under the Incentive Plan, the grants of such shares to Messrs. Parker and Hogan will not be void regardless of whether the Amendment to the Incentive Plan is approved at the 2009 Annual Meeting.

Subject to the foregoing, the restricted shares granted to each Named Executive Officer as part of the 2009 Voluntarily Incentive Opportunity will vest in one-third increments when and to the extent our Class A common stock trades at or above $4.00, $6.00, and $8.00 for thirty consecutive trading days during the period beginning January 1, 2010, and ending on December 31, 2011.  Any restricted shares granted as part of an award under the 2009 Voluntary Incentive Opportunity that have not vested as of December 31, 2011, will automatically be forfeited without any obligation of ours to pay any amount to the Named Executive Officers for such unvested shares, to return any forfeited 2009 base salary of the Named Executive Officers, or to make any other payment or award whatsoever.  The Compensation Committee believes that the 2009 Voluntary Incentive Opportunity will assist us in reducing costs and conserving cash, while at the same time creating an incentive for the Named Executive Officers to maximize stockholder value.

The Compensation Committee annually reviews and considers proposals to grant equity awards to each Named Executive Officer based on the number of restricted shares of our Class A common stock granted to each Named Executive Officer in prior years and each Named Executive Officer's base salary, position, scope of responsibility, ability to affect our results, ability to create stockholder value, and historic and recent performance, as described above.  As of March 31, 2009, the Compensation Committee had not considered any annual grants of equity awards to the Named Executive Officers for 2009 based primarily on the lack of sufficient shares currently available for grant under the Incentive Plan.  The Compensation Committee may revisit the issue of annual grants of equity awards to the Named Executive Officers and may review and consider proposals to grant annual equity awards to the Named Executive Officers later in 2009, subject to the stockholders' approval of the Amendment to the Incentive Plan.

In March 2009, the Compensation Committee approved performance-based bonus opportunities under which each Named Executive Officer is eligible to receive a bonus of up to 75% of his 2009 base salary (prior to any forfeiture under the 2009 Voluntary Incentive Opportunity) based upon our achievement of certain performance targets (the "2009 Bonus Plan").  Each Named Executive Officer may choose to receive up to 100% of the bonus in Class A common stock under the Incentive Plan. While under the 2008 Bonus Plan each Named Executive Officer was required to accept at least 25% of his bonus for 2008, if any, in the form of Class A common stock under the Incentive Plan, under the 2009 Bonus Plan there is no such requirement based on the adoption of the 2009 Voluntary Incentive Opportunity and related salary reductions.  As in 2008, the percentage of salary assigned to each Named Executive Officer is based on the Compensation Committee's evaluation of (i) the magnitude of each Named Executive Officer's ability to impact corporate performance based on the executive's responsibilities at the time the targets were set, (ii) the composition of each Named Executive Officer's total compensation package, and (iii) our long-term financial goals.

In connection with the 2009 performance-based bonus opportunities described above, the Compensation Committee set performance targets for each Named Executive Officer (other than Messrs. Smith and Brower, whose performance targets are provided below) related to us having consolidated operating income of $26,515,000 and a consolidated operating ratio of 95.3% for 2009.  As with the performance targets for 2008, the Compensation Committee also created specific parameters for awarding bonuses within certain incremental ranges of achievement of the performance targets, subject to upward or downward adjustment in defined circumstances.  The applicable percentage of the achieved performance target is then multiplied by the Named Executive Officer's target bonus (50% of the Named Executive Officer's 2009 base salary prior to any forfeiture under the 2009 Voluntary Incentive Opportunity) to determine the Named Executive Officer's bonus.  The following table sets forth a summary of the incremental levels of achievement of the performance targets and the related percentage of the potential bonus associated with such achievement.

2009 Incremental Ranges of Performance Targets (Consolidated)
Consolidated Operating Income ($) (000s)	Consolidated Operating Ratio (%)	% of Bonus Opportunity Paid as Bonus (%)
17,951	96.8	50.0
22,289	96.0	75.0
26,515	95.3	100.0
29,333	95.3	125.0
32,150	95.3	150.0

For Mr. Smith, the Compensation Committee set performance targets, of which 20% (versus 10% in 2008)  were related to the consolidated performance targets set forth above and 80% (versus 90% in 2008) were related to SRT having operating income of $9,398,000 and an operating ratio of 92% for 2009.  The portion of the pay-out performance based on consolidated performance was increased over 2008 to incentivize Mr. Smith to maximize results for the consolidated group, while still rewarding Mr. Smith for the individual results of SRT.  As with the performance targets for the other Named Executive Officers, the Compensation Committee also created specific parameters for awarding a bonus to Mr. Smith within certain incremental ranges of achievement of the performance targets, subject to upward or downward adjustment in defined circumstances.  The following table sets forth, with respect to Mr. Smith, a summary of the incremental levels of achievement of the performance targets and the related percentage of the potential bonus associated with such achievement.

2009 Incremental Ranges of Performance Targets (SRT)
SRT Operating Income ($) (000s)	SRT Operating Ratio (%)	% of Bonus Opportunity Paid as Bonus (%)
7,613	93.5	50.0
8,517	92.8	75.0
9,398	92.0	100.0
9,986	92.0	125.0
10,573	92.0	150.0

For Mr. Brower, the Compensation Committee set performance targets, of which 20% (versus 10% in 2008) were related to the consolidated performance targets set forth above and 80% (versus 90% in 2008) were related to Star having operating income of $3,407,000 and an operating ratio of 94% for 2009.  The portion of the pay-out performance based on consolidated performance was increased over 2008 to incentivize Mr. Brower to maximize results for the consolidated group, while still rewarding Mr. Brower for the individual results of Star.  As with the performance targets for the other Named Executive Officers, the Compensation Committee also created specific parameters for awarding a bonus to Mr. Brower within certain incremental ranges of achievement of the performance targets, subject to upward or downward adjustment in defined circumstances.  The following table sets forth, with respect to Mr. Brower, a summary of the incremental levels of achievement of the performance targets and the related percentage of the potential bonus associated with such achievement.

2009 Incremental Ranges of Performance Targets (Star)
Star Operating Income ($) (000s)	Star Operating Ratio (%)	% of Bonus Opportunity Paid as Bonus (%)
2,544	95.5	50.0
2,981	94.8	75.0
3,407	94.0	100.0
3,691	94.0	125.0
3,974	94.0	150.0

The Compensation Committee believes that the performance targets represent aggressive, yet achievable goals for the Named Executive Officers to earn 100% of the eligible bonus amount.

Separation and Severance Agreements

We currently do not have any employment contracts, severance agreements, change-of-control agreements, or other arrangements with our Named Executive Officers that provide for payment or benefits to an executive officer at, following, or in connection with a change in control, a change in an executive officer's responsibilities, or an executive officers' termination of employment, including resignation, severance, retirement, or constructive termination.  However, under certain circumstances in which there is a change of control, certain outstanding unexercisable stock options and unvested restricted stock granted to recipients, including Named Executive Officers, under the Incentive Plan and our Predecessor Plans (as defined below) may become immediately exercisable or subject to immediate vesting, respectively, upon the occurrence of such event, notwithstanding that such stock options or restricted shares may not have otherwise been fully exercisable or fully vested.

Generally speaking, and as qualified by the terms of the relevant plans and award notices, a change in control occurs if: (i) someone acquires 50% or more of the combined voting power of our stock, unless after the transaction more than 75% of the acquiring company is owned by all or substantially all of those persons who were beneficial owners of our stock prior to such acquisition; (ii) a majority of our directors is replaced, other than by new directors approved by existing directors; (iii) we consummate a reorganization, merger, or consolidation where, following such transaction, all or substantially all of those persons who were beneficial owners of our stock immediately prior to the transaction do not own, immediately after the transaction, more than 75% of the outstanding securities of the resulting corporation; or (iv) we sell or liquidate all or substantially all of our assets.  The estimated value of stock options and restricted stock that would have vested for our Named Executive Officers as of December 31, 2008 (the last day of fiscal 2008) under the acceleration scenarios described above is set forth in the table below.  As the exercise price for all outstanding stock options is above the aggregate market value of the underlying shares as of December 31, 2008, or $2.00 per share at the closing price, there is no value in the accelerated options.  The value for the accelerated restricted stock was calculated by multiplying the closing market price of our stock on December 31, 2008 ($2.00) by the number of shares of accelerated restricted stock. For additional information on the number of currently unexercisable stock options and unvested restricted stock that may become fully exercisable or immediately vest in the event of a change in control, please refer to the table of Outstanding Equity Awards at Fiscal Year-End.

Name	Value of Accelerated Stock Options ($)	Value of Accelerated Restricted Stock ($)
David R. Parker	-	153,500
Richard B. Cribbs	-	55,488
Joey B. Hogan	-	112,666
Tony Smith	-	91,000
James "Jim" Brower	-	91,000

Summary Compensation Table

The following table sets forth information concerning the total compensation for the fiscal year 2008 awarded to, earned by, or paid to those persons who were, at December 31, 2008, (i) our CEO, (ii) our Chief Financial Officer, and (iii) our three other most highly compensated executive officers with total compensation exceeding $100,000 for the fiscal year ended December 31, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(2) ($)	Total ($)
David R. Parker, Chief Executive Officer, Chairman, and President	2008 2007 2006	535,500 535,500 535,500	- - -	(1,248) 8,108 9,593	- - -	156,153 158,368 135,232	690,405 701,976 680,325
Richard B. Cribbs,(3) Senior Vice President and Chief Financial Officer	2008	164,904	-	4,068	-	5,228	174,200
Joey B. Hogan, Senior Executive Vice President and Chief Operating Officer	2008 2007 2006	275,000 252,273 219,815	- - -	(4,538) 8,108 9,593	- - -	21,010 21,017 20,191	291,472 281,398 249,599
Tony Smith, President of Southern Refrigerated Transport, Inc.	2008 2007 2006	250,000 248,581 208,793	- 12,500 -	(6,793) 8,108 9,654	- - 90,561	16,736 17,478 17,631	259,943 286,667 326,639
James "Jim" Brower,(4) President of Star Transportation, Inc.	2008 2007	200,000 200,000	- -	2,861 8,108	- -	184 7,888	203,045 215,996

(1)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008, 2007, and 2006 fiscal years for the fair value of stock awards granted to each Named Executive Officer in accordance with SFAS 123R.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  For additional information on the valuation assumptions with respect to the 2008 grants, refer to note 3, Share-Based Compensation, of our consolidated financial statements as provided in the Form 10-K for the year-ended December 31, 2008, as filed with the SEC.  See the Grants of Plan-Based Awards Table for information on awards made in 2008.  In accordance with SFAS 123R, the amounts shown for 2008 represent the total stock award expense recognized in 2008 and include the reversal of previously reported expensed portions of restricted stock for each Named Executive Officer, where applicable, because achievement of the performance-based vesting criteria associated with such restricted stock awards is now considered improbable.  These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(2)	See the All Other Compensation Table for additional information.
(3)	Mr. Cribbs was not a Named Executive Officer for 2006 or 2007.
(4)	Mr. Brower was not a Named Executive Officer for 2006.

All Other Compensation Table

The following table describes each component of the "All Other Compensation" column in the Summary Compensation Table.

Name	Year	Perquisites and Other Personal Benefits ($)	Insurance Premiums ($)	Contributions to Retirement and 401(k) Plans(4) ($)	Total ($)
David R. Parker	2008	42,774(1)	100,000(3)	13,380	156,153(5)
Richard B. Cribbs	2008	-	-	5,228	5,228
Joey B. Hogan	2008	13,200(2)	-	7,810	21,010
Tony Smith	2008	12,000(2)	-	4,736	16,736
James "Jim" Brower	2008	-	-	184	184

(1)
During 2008, we provided Mr. Parker with certain other benefits in addition to his salary, including, a $33,600 cash vehicle allowance, use of our corporate travel agency to arrange personal travel, and use of our administrative personnel for personal services.  During 2008, we also paid for certain of Mr. Parker's club fees and dues.

(2)
During 2008, we provided the Named Executive Officer with certain other benefits in addition to his base salary, including, a cash vehicle allowance and use of our corporate travel agency to arrange personal travel.  None of the personal benefits provided to the Named Executive Officer exceeded the greater of $25,000 or 10% of the total amount of the personal benefits he received during 2008.

(3)
During 2008, we paid Mr. Parker the value of certain life insurance premiums, as a result of arrangements entered into during a time when split-dollar insurance policies were common.  Subsequent to adoption of the Sarbanes-Oxley Act of 2002, we converted the policy to a company-paid policy to honor the pre-existing obligation to Mr. Parker.

(4)
The differences in contribution amounts among the Named Executive Officers is based upon a combination of the differences among the officers' salary and the extent to which each officer chooses to make personal contributions to his 401(k) account.

(5)	Due to rounding, the amounts in this row do not foot.

Narrative to the Summary Compensation Table

See "Executive Compensation – Compensation Discussion and Analysis" for a complete description of our compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such award or payment.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to our Named Executive Officers during fiscal 2008.

Name	Grant Date	Approval Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David R. Parker	7/1/08	6/23/08	- 66,938	- 267,750	- 401,625	- -	18,750 -	- -	65,813 -
Richard B. Cribbs	7/1/08 10/2/08	6/23/08 -	- - 20,613	- - 82,452	- - 123,678	- - -	12,500 1,744 -	- - -	43,875 3,000
Joey B. Hogan	7/1/08	6/23/08	- 34,375	- 137,500	- 206,250	- -	15,000 -	- -	52,650 -
Tony Smith	7/1/08	6/23/08	- 31,250	- 125,000	- 187,500	- -	12,500 -	- -	43,875 -
James "Jim" Brower	7/1/08	6/23/08	- 25,000	- 100,000	- 150,000	- -	12,500 -	- -	43,875 -

(1)	This column represents the date on which the Compensation Committee approved the grant of such awards.
(2)
These columns represent the approximate value of the payout to the Named Executive Officer based upon the attainment of specified performance targets that were established by the Compensation Committee in April 2008.  The performance targets are related to our consolidated performance, except with respect to Messrs. Smith's and Brower's bonuses where the targets are weighted 90% to the performance of SRT and Star, respectively, and 10% on our consolidated performance.  The bonus threshold, target, and maximum set forth above are based upon the Named Executive Officer's 2008 base salary.  The Compensation Committee also created specific parameters for awarding bonuses to the Named Executive Officer within certain incremental ranges of achievement of the performance targets, subject to upward and downward adjustments.  See the Compensation Discussion and Analysis for additional detail with respect to the performance targets.  As we failed to achieve the performance targets, or any incremental ranges of the performance targets, no performance bonuses were awarded to the Named Executive Officers for fiscal 2008 under the 2008 Bonus Plan, no amount is shown in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for fiscal 2008, and no amount related to the 2008 Bonus Plan is potentially owing any Named Executive Officer.

(3)
This column represents the potential number of shares to be awarded to the Named Executive Officer based upon the time-vesting requirements that were established by the Compensation Committee and as discussed in more detail in the Compensation Discussion and Analysis.

(4)
This column represents the full grant date fair value of the stock awards under SFAS 123R granted to the Named Executive Officers in 2008.  The fair value was calculated using the closing price of our Class A common stock on the grant date, which was $3.51 for July 1, 2008, and $1.72 for October 2, 2008.  The fair value of the stock awards are accounted for in accordance with SFAS 123R.  For additional information on the valuation assumptions, refer to note 3, Share-Based Compensation, of our consolidated financial statements in the Form 10-K for the year-ended December 31, 2008, as filed with the SEC.  These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

Narrative to Grants of Plan-Based Awards

See "Executive Compensation – Compensation Discussion and Analysis" for a complete description of the performance targets for payment of incentive awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning all stock option grants and stock awards held by our Named Executive Officers as of December 31, 2008.  All outstanding equity awards are in shares of our Class A common stock.

Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($)
David R. Parker	05/20/99	3,333	-	13.00	05/20/09	-	-
	05/20/99	6,667	-	13.00	05/20/09	-	-
	02/29/00	7,206	-	13.13	03/31/10	-	-
	05/18/00	6,666	-	12.19	05/18/10	-	-
	05/18/00	3,334	-	12.19	05/18/10	-	-
	07/27/00	9,429	-	8.00	07/27/10	-	-
	07/27/00	100,571	-	8.00	07/27/10	-	-
	05/17/01	3,333	-	16.79	05/17/11	-	-
	05/17/01	6,667	-	16.79	05/17/11	-	-
	05/16/02	6,194	-	15.39	05/16/12	-	-
	05/16/02	3,806	-	15.39	05/16/12	-	-
	02/20/03	5,780	-	17.30	02/20/13	-	-
	02/20/03	1,111	-	17.30	02/20/13	-	-
	05/22/03	6,095	-	17.63	05/22/13	-	-
	05/22/03	3,905	-	17.63	05/22/13	-	-
	05/27/04	10,000	-	15.71	05/27/14	-	-
	02/16/05	5,690	-	21.43	02/16/15	-	-
	05/10/05	10,000	-	13.64	05/10/15	-	-
	05/23/06	-	-	-	-	50,000(1)	100,000
	05/23/06	-	-	-	-	4,000(2)	8,000
	05/22/07	-	-	-	-	4,000(3)	8,000
	07/01/08	-	-	-	-	18,750(4)	37,500
Richard B. Cribbs	05/23/06	1,667	833(5)	12.79	05/23/2016	-	-
	05/23/06	-	-	-	-	1,500(2)	3,000
	05/22/07	-	-	-	-	2,000(3)	4,000
	05/22/07	-	-	-	-	10,000(1)	20,000
	07/01/08	-	-	-	-	12,500(4)	25,000
	10/02/08	-	-	-	-	1,744(6)	3,488
Joey B. Hogan	05/20/99	480	-	13.00	05/20/09	-	-
	05/20/99	9,520	-	13.00	05/20/09	-	-
	02/29/00	2,272	-	13.13	03/01/10	-	-
	05/18/00	3,333	-	12.19	05/18/10	-	-
	05/18/00	6,667	-	12.19	05/18/10	-	-
	07/27/00	2,423	-	8.00	07/27/10	-	-
	07/27/00	27,577	-	8.00	07/27/10	-	-
	05/17/01	3,333	-	16.79	05/17/11	-	-
	05/17/01	6,667	-	16.79	05/17/11	-	-
	05/16/02	6,194	-	15.39	05/16/12	-	-
	05/16/02	3,806	-	15.39	05/16/12	-	-
	02/20/03	2,612	-	17.30	02/20/13	-	-
	05/22/03	2,762	-	17.63	05/22/13	-	-
	05/22/03	7,238	-	17.63	05/22/13	-	-
	05/27/04	10,000	-	15.71	05/27/14	-	-
	02/16/05	2,285	-	21.43	02/16/15	-	-
	05/10/05	10,000	-	13.64	05/10/15	-	-
	05/23/06	-	-	-	-	33,333(1)	66,666
	05/23/06	-	-	-	-	4,000(2)	8,000
	05/22/07	-	-	-	-	4,000(3)	8,000
	07/01/08	-	-	-	-	15,000(4)	30,000

Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(8) ($)
Tony Smith	05/20/99	5,000	-	13.00	05/20/09	-	-
	07/27/00	4,062	-	8.00	07/27/10	-	-
	07/27/00	938	-	8.00	07/27/10	-	-
	05/17/01	4,613	-	16.79	05/17/11	-	-
	05/17/01	387	-	16.79	05/17/11	-	-
	05/16/02	3,652	-	15.39	05/16/12	-	-
	05/16/02	348	-	15.39	05/16/12	-	-
	08/28/03	5,000	-	17.00	08/28/13	-	-
	08/28/03	2,500	-	17.00	08/28/13	-	-
	05/27/04	2,354	-	15.71	05/27/14	-	-
	05/27/04	5,146	-	15.71	05/27/14	-	-
	02/16/05	2,076	-	21.43	02/16/15	-	-
	05/10/05	10,000	-	13.64	05/10/15	-	-
	05/23/06	-	-	-	-	25,000(1)	50,000
	05/23/06	-	-	-	-	3,000(2)	6,000
	07/31/06	-	-	-	-	1,000(2)	2,000
	05/22/07	-	-	-	-	4,000(3)	8,000
	07/01/08	-	-	-	-	12,500(4)	25,000
James "Jim" Brower	09/21/06	-	-	-	-	25,000(1)	50,000
	09/21/06	-	-	-	-	4,000(2)	8,000
	05/22/07	-	-	-	-	4,000(3)	8,000
	07/01/08	-	-	-	-	12,500(4)	25,000

(1)
Subject to the terms of the award notice, the restricted shares will vest completely in any year between 2007 and 2010 in which we reach an adjusted earnings per share target of $2.00, though no 2007 vesting target was provided for the grant of the 10,000 restricted shares to Mr. Cribbs, as such award was granted after 2006.  The adjusted earnings-per-share target excludes the effect of the vesting of the awards on earnings per share as well as extraordinary gains.  The executive must hold the shares for one year after vesting; provided that the executive may sell such portion of the restricted shares that is necessary to cover the federal and state taxes he incurs upon vesting of the shares.

(2)
Subject to the terms of the award notice, the restricted shares will vest in equal increments over the four-year period beginning on the first anniversary of the award date, subject to us reaching earnings-per-share targets of $0.75 in 2006, $1.05 in 2007, $1.35 in 2008, and $1.55 in 2009.  Any percentage that fails to vest as of a particular vesting date as a result of failure to reach a particular target will automatically be forfeited; provided, that such shares that do not vest as of a particular vesting date will be eligible for vesting and will vest if we meet a subsequent target, subject to continued employment.  As a condition to selling any vested shares of restricted Class A common stock, the executive is required to maintain an equivalent of 200% of his annual salary on the date of the proposed sale in the combination of (i) Class A common stock and (ii) 50% of the value of (a) unexercised options to purchase Class A common stock, and (b) restricted Class A common stock; provided that the executive may sell such portion of the restricted shares that is necessary to cover the federal and state taxes he incurs upon vesting of the shares.

(3)
Subject to the terms of the award notice, the restricted shares will vest in equal increments over the four-year period beginning on the first anniversary of the award date, subject to us reaching earnings-per-share targets of $0.25 in 2007, $.50 in 2008, $1.00 in 2009, and $1.50 in 2010.  Any percentage that fails to vest as of a particular vesting date as a result of failure to reach a particular target will automatically be forfeited; provided, that such shares that do not vest as of a particular vesting date will be eligible for vesting and will vest if we meet a subsequent target, subject to continued employment.  As a condition to selling any vested shares of restricted Class A common stock, the executive is required to maintain an equivalent of 200% of his annual salary on the date of the proposed sale in the combination of (i) Class A common stock and (ii) 50% of the value of (a) unexercised options to purchase Class A common stock, and (b) restricted Class A common stock; provided that the executive may sell such portion of the restricted shares that is necessary to cover the federal and state taxes he incurs upon vesting of the shares.

(4)
Subject to the terms of the award notice, the restricted shares will vest 50% on each of June 30, 2009 and June 30, 2010, subject to continued employment.  Such restricted shares have also been disclosed in the Summary Compensation Table (based on grant date fair value) and the Grants of Plan-Based Awards Table and do not constitute additional compensation by virtue of their disclosure in this table.

(5)
Such shares of Class A common stock are part of an option award to purchase 2,500 shares, with such option vesting and becoming exercisable in accordance with the following schedule:  34% on May 23, 2007, 67% on May 23, 2008, and 100% on May 23, 2009, subject to continued employment and the terms of the award notice.

(6)
Subject to the terms of the award notice, the restricted shares will vest 100% on October 2, 2009, subject to continued employment.  Such restricted shares have also been disclosed in the Summary Compensation Table (based on grant date fair value) and the Grants of Plan-Based Awards Table and do not constitute additional compensation by virtue of their disclosure in this table.

(7)	The market value was calculated by multiplying the closing market price of our stock on December 31, 2008, which was $2.00, by the number of restricted shares that have not vested.

Director Compensation

The following table sets forth information concerning the compensation of our non-employee directors for the fiscal year 2008.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
William T. Alt	$29,875	25,001	$54,876
Robert E. Bosworth	$32,500	25,001	$57,501
Bradley A. Moline	$32,875	25,001	$57,876
Dr. Niel B. Nielson	$35,000	25,001	$60,001
Hugh O. Maclellan, Jr. (3)	$8,000	-	$8,000

(1)	This column represents the amount of cash compensation earned in 2008 for Board and committee service.
(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of stock awards granted to each director in 2008, in accordance with SFAS 123R. Directors who are not our employees received shares of our Class A common stock with a market value on the grant date equivalent to approximately $25,000.  The directors can only sell these shares if, after the sale, they maintain a minimum of $100,000 in value of our Class A common stock.

(3)	Mr. Maclellan's term ended in May 2008, as he decided not to stand for re-election.

Narrative to Director Compensation

For 2008, the compensation package for our non-employee Directors remained unchanged from 2007.  Accordingly, Directors who are not our employees or employees of one of our subsidiaries currently receive a $25,000 annual retainer and no meeting attendance fees.  An additional annual retainer of $7,500 is paid to the Audit Committee Chairman; $5,000 to the Compensation Committee Chairman; and $3,000 to the Nominating and Corporate Governance Committee Chairman.  For the additional time related to attending committee meetings, Audit Committee members also receive an annual fee of $5,000; Compensation Committee members also receive an annual fee of $4,000; and Nominating and Corporate Governance Committee members also receive an annual fee of $2,500.  In lieu of stock options that had previously been a part of outside director compensation, Directors who are not our employees or employees of one of our subsidiaries received a grant of Class A common stock equivalent to $25,000 at the time of our annual meeting. The directors can only sell these shares if, after the sale, they maintain a minimum of $100,000 in value of Class A common stock.

Directors who are our employees or employees of one of our subsidiaries do not receive compensation for board or committee service.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of March 31, 2009, the number of shares and percentage of outstanding shares of our Class A and Class B common stock beneficially owned by:

•	Each of our directors, director nominees, and Named Executive Officers;

•	All of our executive officers and directors as a group; and

•	Each person known to us to beneficially own 5% or more of any class of our common stock.

The percentages shown are based on 12,463,381 shares of Class A common stock (including 764,199 shares of restricted  Class A common stock subject to certain performance vesting and holding provisions) and 2,350,000 shares of Class B common stock outstanding at March 23, 2009.  The shares of Class B common stock owned by Mr. and Mrs. Parker are convertible into the same number of shares of Class A common stock at any time and convert automatically if beneficially owned by anyone other than Mr. or Mrs. Parker or certain members of their family. The Class B common stock has two votes per share but otherwise is substantially identical to the Class A common stock, which has one vote per share.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)
Class A & Class B common	David R. Parker & Jacqueline F. Parker	5,989,865(4)	28.7% of Class A 100% of Class B 39.9% of Total(5)
Class A common	Joey B. Hogan	204,555(6)	1.6% of Class A 1.4% of Total
Class A common	Richard B. Cribbs	36,657(7)	*
Class A common	Tony Smith	101,576(8)	*
Class A common	James "Jim" Brower	45,500(9)	*
Class A common	William T. Alt	24,989	*
Class A common	Robert E. Bosworth	48,657(10)	*
Class A common	Hugh O. Maclellan, Jr.	29,268	*
Class A common	Bradley A. Moline	18,489	*
Class A common	Dr. Niel B. Nielson	18,489	*
Class A common	Wells Fargo & Company	1,148,718(11)	9.2% of Class A 7.8% of Total
Class A common	Donald Smith & Co., Inc.	1,087,321(12)	8.7% of Class A 7.3% of Total
Class A common	Dimensional Fund Advisors LP	1,012,426(13)	8.1% of Class A 6.8% of Total
Class A & Class B common	All directors and executive officers as a group (13 persons)	6,737,748(14)	44.1% of Total

*	Less than one percent (1%).
(1)
The business address of Mr. and Mrs. Parker and the other directors, director nominees, Named Executive Officers and the other executive officers is 400 Birmingham Highway, Chattanooga, TN 37419. The business addresses of the remaining entities listed in the table above are: Wells Fargo & Company, 420 Montgomery Street, San Francisco, CA 94104; Dimensional Fund Advisors LP, Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746; Donald Smith & Co., Inc., 152 West 57th Street, New York, NY 10019; and Barrow, Hanley, Mewhinney & Strauss, Inc., 2200 Ross Avenue, 31st Floor, Dallas, TX 75201-2761.

(2)
Beneficial ownership includes sole voting power and sole investment power with respect to such shares unless otherwise noted and subject to community property laws where applicable. In accordance with Rule 13d-3(d)(1) under the Exchange Act, the number of shares indicated as beneficially owned by a person includes shares of Class A common stock underlying options that are currently exercisable or will become exercisable within 60 days from March 23, 2009 held by the following individuals:  Mr. Parker–199,787; Mr. Joey Hogan–107,169; Mr. Cribbs–1,667; Mr. Smith–46,076; Mr. Brower–0; Mr. Alt–15,000; Mr. Bosworth–17,500; Mr. Maclellan–17,500; Mr. Moline–7,500; and Dr. Nielson-7,500. In addition, beneficial ownership includes shares of restricted Class A common stock subject to certain vesting and holding provisions held by the following individuals:  Mr. Parker–76,750; Mr. Joey Hogan–56,333; Mr. Cribbs–27,744; Mr. Smith–45,500; and Mr. Brower–45,500.  The beneficial ownership also includes the following shares of Class A common stock allocated to the accounts of the following individuals under our 401(k) plan (the number of shares reported as beneficially owned is equal to the following individuals' February 11, 2009 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing price on such date): Mr. Parker–24,851; Mr. Hogan–37,653; Mr. Cribbs–6,496; Mr. Smith–0; and Mr. Brower–0.

(3)
Shares of Class A common stock underlying stock options that are currently exercisable or will be exercisable within 60 days following March 23, 2009 are deemed to be outstanding for purposes of computing the percentage ownership of the person holding such options and the percentage ownership of all directors and executive officers as a group, but are not deemed outstanding for purposes of computing the percentage ownership of any other person or entity.  There are no stock options that will become exercisable within 60 days following March 23, 2009, for any executive officer, director, or director nominee of the Company.

(4)
Comprised of 3,160,662 shares of Class A common stock and 2,350,000 shares of Class B common stock owned by Mr. and Mrs. Parker as joint tenants with rights of survivorship; 100,000 shares of Class A common stock owned by the Parker Family Limited Partnership, of which Mr. and Mrs. Parker are the two general partners and possess sole voting and investment control; 199,787 shares of Class A common stock underlying Mr. Parker's stock options that are currently exercisable; 76,750 shares of restricted Class A common stock; 24,851 shares allocated to the account of Mr. Parker under our 401(k) plan (the number of shares reported as beneficially owned is equal to Mr. Parker's February 11, 2009 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing price on such date); and 77,815 shares of Class A common stock owned by the David R. Parker 2008 Trust (of which Mr. Parker is the sole lifetime beneficiary and Mrs. Parker is the trustee).  The restricted Class A common stock is subject to certain vesting and holding provisions.

(5)
Based on the aggregate number of shares of Class A and Class B common stock held by Mr. and Mrs. Parker. Mr. and Mrs. Parker hold 28.7% of shares of Class A and 100% of shares of Class B common stock. The Class A common stock is entitled to one vote per share, and the Class B common stock is entitled to two votes per share. Mr. and Mrs. Parker beneficially own shares of Class A and Class B common stock with 48.0% of the voting power of all outstanding voting shares.

(6)
Comprised of 3,400 shares of Class A common stock owned by Mr. Hogan and Melinda J. Hogan as joint tenants, 107,169 shares of Class A common stock underlying stock options, 56,333 shares of restricted Class A common stock, and 37,653 shares held by Mr. Hogan in our 401(k) plan (the number of shares reported as beneficially owned is equal to Mr. Hogan's February 11, 2009 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing price on such date).  The restricted Class A common stock is subject to certain vesting and holding provisions.

(7)
Comprised of 750 shares of Class A common stock owned directly, 1,667 shares of Class A common stock underlying stock options that are currently exercisable, 27,744 shares of restricted Class A common stock, and 6,496 shares held by Mr. Cribbs in our 401(k) plan (the number of shares reported as beneficially owned is equal to Mr. Cribb's February 11, 2009 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing price on such date).  The restricted Class A common stock is subject to certain vesting and holding provisions.

(8)
Comprised of 10,000 shares of Class A common stock owned by Mr. Smith and Kathy Smith as joint tenants with rights of survivorship, 46,076 shares of Class A common stock underlying stock options, and 45,500 shares of restricted Class A common stock.

(9)	Comprised of 45,500 shares of restricted Class A common stock.
(10)
Comprised of 10,989 shares of Class A common stock owned directly, 20,168 shares of Class A common stock held in an individual retirement account, and 17,500 shares of Class A common stock underlying stock options.

(11)
As reported on Schedule 13G/A filed with the SEC on January 22, 2009. Represents aggregate beneficial ownership on a consolidated basis reported by Wells Fargo & Company and includes shares of Class A common stock beneficially owned by subsidiaries. Information is as of December 31, 2008.

(12)
As reported on Schedule 13G filed with the SEC on February 11, 2009.  Represents aggregate beneficial ownership on a consolidated basis reported by Donald Smith & Co., Inc. and includes shares of Class A common stock beneficially owned by advisory clients of Donald Smith & Co., Inc.  Information is as of December 31, 2008.

(13)
As reported on Schedule 13G/A filed with the SEC on February 9, 2009. Represents aggregate beneficial ownership on a consolidated basis reported by Dimensional Fund Advisors LP and includes shares of Class A common stock beneficially owned by advisory clients of Dimensional Fund Advisors LP. Information is as of December 31, 2008.

(14)
The other executive officers are Charles "Jerry" Eddy, R.H. Lovin, Jr., and M. David Hughes.   Mr. Eddy beneficially owns 52,071 shares of Class A common stock, which are comprised of 44,500 shares of restricted Class A common stock and 7,571 shares held by Mr. Eddy in our 401(k) plan (the number of shares reported as beneficially owned is equal to Mr. Eddy's February 11, 2009 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing price on such date).  Mr. Lovin beneficially owns 116,092 shares of Class A common stock, which are comprised of 2,650 shares of Class A common stock owned directly, 57,932 shares of Class A common stock underlying Mr. Lovin's stock options that are currently exercisable, 43,500 shares of restricted Class A common stock, and 12,010 shares allocated to the account of Mr. Lovin under our 401(k) plan (the number of shares reported as beneficially owned is equal to Mr. Lovin's February 11, 2009 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing price on such date).  Mr. Hughes beneficially owns 51,540 shares of Class A common stock, which are comprised of 42,888 shares of restricted Class A common stock and 8,652 shares allocated to the account of Mr. Hughes under our 401(k) plan (the number of shares reported as beneficially owned is equal to Mr. Hughes' February 11, 2009 account balance in the employer stock fund under the Company's 401(k) plan divided by the closing price on such date).  The restricted Class A common stock is subject to certain vesting and holding provisions.  The shares detailed in this footnote are included in the calculation of all directors and executive officers as a group.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to our Audit Committee Charter, all transactions with affiliated persons or entities must be reviewed and pre-approved by our Audit Committee.

The information set forth herein briefly describes certain transactions between us and certain affiliated parties. We believe that the terms of these transactions are comparable to the terms that could be obtained from unaffiliated parties.

Company Store. A company wholly owned by Nancy Landreth operates a store that sells branded apparel and personal items on a rent-free basis in our headquarters building, and uses our service marks on its products at no cost.  We made purchases from this store totaling approximately $45,000 in 2008. Ms. Landreth is Mr. Parker's step-sister. The Audit Committee has approved a continuation of this relationship and annually pre-approves purchase limits.  The store was shut down in 2008.  Accordingly, we do not expect any future similar transactions.

RELATIONSHIPS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The principal independent registered public accounting firm utilized by us during fiscal 2008 was KPMG LLP. KPMG has served as our independent registered public accounting firm since September 2001.  A representative of KPMG is expected to be present at the Annual Meeting and to be available to respond to appropriate questions.  KPMG’s representative will have an opportunity to make a statement at the Annual Meeting should he or she desire to do so.

KPMG billed us the following amounts for services provided in the following categories during the fiscal years ended December 31, 2008 and 2007:

	Fiscal 2008	Fiscal 2007
Audit Fees(1)	$603,500	$710,000
Audit-Related Fees(2)	0	0
Tax Fees(3)	68,427	122,497
All Other Fees(4)	0	0
Total	$671,927	$832,497

(1)
Represents the aggregate fees billed for professional services rendered by KPMG for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by an independent registered public accounting firm in connection with statutory or regulatory filings or engagements for those fiscal years.  For fiscal 2008, audit fees were comprised of $373,000 in fees for the audit of our annual consolidated financial statements and review of our consolidated financial statements included in our quarterly reports on Form 10-Q, $205,500 in fees for the audit of our assessment of internal controls over financial reporting, $25,000 for the statutory audit of our Volunteer Insurance Limited subsidiary’s annual financial statements, and $0 in fees for agreed upon procedures related to our securitization facility.  For fiscal 2007, audit fees were comprised of $350,000 in fees for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q, $315,000 in fees for the audit of our assessment of internal controls over financial reporting, $25,000 for the statutory audit of our Volunteer Insurance Limited subsidiary’s annual financial statements, and $20,000 in fees for agreed upon procedures related to our securitization facility.

(2)
Represents the aggregate fees billed for assurance and related services by KPMG that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "audit fees."  There were no such fees for fiscal 2008 or fiscal 2007.

(3)
Represents the aggregate fees billed for professional services rendered by KPMG for tax compliance, tax advice, and tax planning.  For fiscal 2008, tax fees were comprised of $45,480 in fees for tax compliance and $22,947 in fees for tax planning and advice.  For fiscal 2007, tax fees were comprised of $122,497 in fees for tax compliance and $0 in fees for tax planning and advice.

(4)	Represents the aggregate fees billed for products and services provided by KPMG, other than audit fees, audit-related fees, and tax fees. There were no such fees for fiscal 2008 or fiscal 2007.

Our Audit Committee maintains a policy pursuant to which it pre-approves all audit services and permitted non-audit services to be performed by our independent registered public accounting firm in order to assure that the provision of such services is compatible with maintaining the firm's independence.  Under this policy, the Audit Committee pre-approves specific types or categories of engagements constituting audit, audit-related, tax, or other permissible non-audit services to be provided by our principal independent registered public accounting firm.  Pre-approval of an engagement for a specific type or category of services generally is provided for up to one year and typically is subject to a budget comprised of a range of anticipated fee amounts for the engagement.  Management and the principal independent registered public accounting firm are required to periodically report to the Audit Committee regarding the extent of services provided by the principal independent registered public accounting firm in accordance with the annual pre-approval, and the fees for the services performed to date.   To the extent that management believes that a new service or the expansion of a current service provided by the principal independent registered public accounting firm is necessary or desirable, such new or expanded services are presented to the Audit Committee for its review and approval prior to the engagement of the principal independent registered public accounting firm to render such services.  No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimis exception to the pre-approval requirement under Rule 2-01(c)(7)(i)(C), of Regulation S-X during the fiscal year ended December 31, 2008.

PROPOSAL 2 – APPROVAL OF THE AMENDMENT TO THE INCENTIVE PLAN, WHICH, AMONG OTHER THINGS, (I) PROVIDES THAT THE MAXIMUM AGGREGATE NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE FOR THE GRANT OF AWARDS UNDER THE INCENTIVE PLAN FROM AND AFTER THE EFFECTIVE DATE OF THE AMENDMENT SHALL NOT EXCEED 700,000, AND (II) LIMITS THE SHARES OF CLASS A COMMON STOCK THAT SHALL BE AVAILABLE FOR ISSUANCE OR REISSUANCE UNDER THE INCENTIVE PLAN FROM AND AFTER THE EFFECTIVE DATE OF THE AMENDMENT TO THE ADDITIONAL 700,000 SHARES RESERVED, PLUS ANY EXPIRATIONS, FORFEITURES, CANCELLATIONS, OR CERTAIN OTHER TERMINATIONS OF SUCH SHARES

Introduction

At the 2009 Annual Meeting, our stockholders are being asked to approve an amendment to the Incentive Plan to (i) provide that the maximum aggregate number of shares of Class A common stock available for the grant of Awards (as defined in the Amended and Restated Plan) under the Incentive Plan from and after the Effective Date (as defined below) shall not exceed 700,000, plus any of such shares that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of shares, are settled in cash in lieu of Class A common stock, or are exchanged with the Compensation Committee’s permission for awards not involving Class A common stock, (ii) provide that any shares of Class A common stock reserved for issuance under the Predecessor Plans in excess of the number of shares of Class A common stock as to which awards have been awarded thereunder, shall not be available for issuance under the Incentive Plan, (iii) provide that any shares of Class A common stock related to awards granted under the Predecessor Plan or the Incentive Plan prior to the Effective Date that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of Class A common stock, or are exchanged with the Compensation Committee’s permission for awards not involving Class A common stock, shall not be available for issuance or reissuance under the Incentive Plan, and (iv) make such other miscellaneous administrative and conforming changes as necessary (collectively, the "Amendment").  The Amendment was approved by the Compensation Committee, pursuant to its charter, subject to stockholder approval at the 2009 Annual Meeting, and is being recommended to the stockholders for approval by our Board of Directors.  If stockholder approval of the Amendment is received at the 2009 Annual Meeting, the Incentive Plan will be amended and restated to incorporate the Amendment (the "Amended and Restated Plan"), and will become effective upon such date (the "Effective Date").  If stockholder approval of the Amendment is not obtained at the 2009 Annual Meeting of the stockholders, the Incentive Plan as initially approved in May 2006 will remain in full force and effect and we will not have sufficient ability to grant equity awards to retain, motivate, and attract new and existing key employees, directors, officers, and eligible participants.

The summary is qualified in its entirety by reference to the text of the Amended and Restated Plan, a copy of which is included as Appendix A to this Proxy Statement.  You are urged to read the actual text of the Amended and Restated Plan, in its entirety.  Unless otherwise defined in this summary, capitalized terms used in this summary have the meanings given such terms in the Amended and Restated Plan.

Background

On April 12, 2006, our Board of Directors approved the Incentive Plan to serve as the successor to the Covenant Transport, Inc. 2003 Incentive Stock Plan; the Incentive Stock Plan, Amended and Restated as of May 17, 2001; the Outside Director Stock Option Plan; and Amendment No. 1 to the Outside Director Stock Option Plan (collectively, the "Predecessor Plans"), subject to the approval of our stockholders, which approval was granted on May 23, 2006.  All outstanding awards under the Predecessor Plans from and after May 23, 2006 were incorporated into the Incentive Plan; provided, however, each such award continues to be governed solely by the terms and conditions of the instrument evidencing such award and interpreted under the terms of the respective Predecessor Plan, and, except as otherwise expressly provided in the Incentive Plan, no provision of the Incentive Plan affects or otherwise modifies the rights or obligations of holders of such incorporated awards with respect to their acquisition of shares of Class A common stock, or otherwise modify the rights or the obligations of the holders of such awards.  No additional awards may be made under the Predecessor Plans.

The purposes of the Incentive Plan are to: (i) provide our employees with an opportunity to purchase Class A common stock in a manner that reinforces our performance goals and provides an incentive to continue employment with us and work toward our long-term growth, development, and financial success; (ii) attract, motivate, and retain qualified executive officers by providing them with long-term incentives and reward such employees by the issuance of equity grants so that these directors and employees will contribute to and participate in our long-term performance; and (iii) align our executives' and stockholders' short- and long-term interests by creating a strong and direct link between executive pay and stockholder return.  In furtherance of these purposes, the Incentive Plan authorizes the grant of stock options and restricted stock, subject to applicable law, to the Company's employees, directors, and consultants.

When adopted, there were 1,000,000 shares of Class A common stock available under the Incentive Plan for grants on or after May 23, 2006.  Of such amount available, we had outstanding awards covering 897,394 shares of Class A common stock net of all shares that have been cancelled or forfeited as of March 31, 2009.  This left only 102,606 remaining for future Awards as of March 31, 2009.  A substantial portion of the shares of Class A common stock related to outstanding Awards granted under the Incentive Plan are expected to be forfeited based on the perceived difficulty of achieving the performance vesting targets associated with the grants of such shares.  These shares, however, would not become available for reissuance under the Incentive Plan until 2010 and 2011.  As a result, the Incentive Plan currently lacks sufficient shares to continue our current equity incentive program.  In order to increase the number of shares available for the grant of future Awards under the Incentive Plan, while at the same time providing a definitive maximum number of shares available for such grants, on March 31, 2009, the Compensation Committee approved the Amendment, subject to stockholder approval at the 2009 Annual Meeting.  If the Amendment is approved by the stockholders, a maximum aggregate number of 700,000 shares of Class A common stock would be available for the grant of Awards under the Incentive Plan from and after the Effective Date, and any shares of Class A common stock that (i) were reserved for issuance under the Predecessor Plans in excess of the number of shares of Class A common stock as to which awards have been awarded thereunder or (ii) related to awards granted under the Predecessor Plan or the Incentive Plan prior to the Effective Date that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of Class A common stock, or are exchanged with the Compensation Committee’s permission for Awards not involving Class A common stock, shall not be available for issuance or reissuance under the Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE INCENTIVE PLAN, WHICH, AMONG OTHER THINGS, (I) PROVIDES THAT THE MAXIMUM AGGREGATE NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE FOR THE GRANT OF AWARDS UNDER THE INCENTIVE PLAN FROM AND AFTER THE EFFECTIVE DATE OF THE AMENDMENT SHALL NOT EXCEED 700,000, AND (II) LIMITS THE SHARES OF CLASS A COMMON STOCK THAT SHALL BE AVAILABLE FOR ISSUANCE OR REISSUANCE UNDER THE INCENTIVE PLAN FROM AND AFTER THE EFFECTIVE DATE OF THE AMENDMENT TO THE ADDITIONAL 700,000 SHARES RESERVED, PLUS ANY EXPIRATIONS, FORFEITURES, CANCELLATIONS, OR CERTAIN OTHER TERMINATIONS OF SUCH SHARES.

Reasons for Seeking Stockholder Approval of the Amendment

The Board of Directors believes that our success in executing our strategy is largely due to the efforts of our hard-working employees and that our future success will depend on our ability to continue to attract and retain high caliber employees.  The Board of Directors believes that equity-based grants to employees are a highly effective recruiting and retention tool that allows our employees to share in the ownership of our Company and contribute to our revenue and earnings growth by aligning the long-term interests of our management and employees with those of our stockholders.

The Compensation Committee, which administers the Incentive Plan, recognizes its responsibility to strike a balance between our ability to attract, retain, and reward officers and employees whose contributions are critical to our long-term success and our stockholder concerns as to the potential dilutive impact of additional shares made available for the issuance to such individuals.  The Compensation Committee believes that making additional shares of Class A common stock available for the grant of Awards under the Incentive Plan from and after the Effective Date is necessary for us to continue to offer our key employees, directors, officers, and eligible participants an effective and competitive equity incentive program.  The Compensation Committee believes that an appropriate amount of shares will be available by (a) limiting the number of available shares for future grants to 700,000 shares, plus any of such shares that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of shares, are settled in cash in lieu of Class A common stock, or are exchanged with the Compensation Committee’s permission for awards not involving Class A common stock and (b) prohibiting the future use of (i) any shares of Class A common stock that were reserved for issuance under the Predecessor Plans in excess of the number of shares of Class A common stock as to which awards have been awarded thereunder and (ii) any shares of Class A common stock related to awards granted under the Predecessor Plan or the Incentive Plan prior to the Effective Date that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of Class A common stock, or are exchanged with the Compensation Committee’s permission for Awards not involving Class A common stock.  The Compensation Committee believes that if additional shares are not made available for the grant of future Awards under the Incentive Plan, we would be required to discontinue or significantly curtail our current equity incentive program, which could have an adverse impact on our ability to attract and retain key employees, directors, officers, and eligible participants.

Description of the Incentive Plan and the Amendment

The principal provisions of the Incentive Plan and the Amendment are summarized below.  This summary is not a complete description and is qualified in its entirety by reference to the text of the Amended and Restated Plan, attached as Appendix A to this Proxy Statement.

The Incentive Plan authorizes the grant of stock options, stock appreciation rights, Stock Awards, Restricted Stock Unit Awards, performance units, Performance Awards, and any other form of award established by the Compensation Committee that is consistent with the Incentive Plan’s purpose pursuant to Section 4.2(j) of the Incentive Plan, or any combination of the foregoing.  Each Award is subject to the terms, conditions, restrictions, and limitations of the Incentive Plan and the Award Notice for such Award.  Under the Incentive Plan, Awards made under a particular Article of the Incentive Plan need not be uniform and Awards under two or more Articles of the Incentive Plan may be combined into a single Award Notice.  Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

Each of our Named Executive Officers is eligible to participate in our Incentive Plan. We use our Incentive Plan to, among other things, (a) provide annual incentives to selected key employees, directors, officers, and eligible participants in a manner designed to reinforce our performance goals, (b) link a significant portion of participants' compensation to the achievement of those goals, and (c) continue to attract, motivate, and retain key personnel on a competitive basis, in each case by enabling us to offer such persons a variety of incentive awards, and (d) ensure, to the extent possible, that incentive compensation paid by us is deductible for tax purposes.

The Incentive Plan allows the Compensation Committee to link compensation to performance over a period of time by granting awards that have multiple-year vesting schedules.  Awards with multiple-year vesting schedules, such as restricted stock grants, provide balance to the other elements of our compensation program that otherwise link compensation to the Company's short-term performance.  Awards with multiple-year vesting schedules create incentive for executive officers to increase stockholder value over an extended period of time because the value received from such awards is based upon the growth of the stock price.  Such awards also incentivize executives to remain with us over an extended period of time.  Thus, we believe our Incentive Plan is an effective way of aligning the interests of our executive officers with those of our stockholders.  A description of the Awards that may be made pursuant to our Incentive Plan follows.  Such descriptions are qualified in their entirety by reference to the text of the Amended and Restated Plan.

Stock Options. Pursuant to the Incentive Plan, the Compensation Committee may grant awards in the form of stock options to purchase shares of Class A common stock, which stock options may be non-qualified or incentive stock options for federal income tax purposes.  Stock options granted under the Incentive Plan vest and become exercisable at such times and upon such terms and conditions as may be determined by the Compensation Committee.  Any stock option granted in the form of an incentive stock option must satisfy the requirements of Section 422 of the Code.  The exercise price per share of Class A common stock for any stock option cannot be less than 100% of the fair market value of a share of Class A common stock on the day that the stock option is granted.  In addition, the term of the stock option may not exceed ten years.  In the case of an incentive stock option granted to an employee Participant who owns, directly or indirectly (as determined by reference to Section 424(d) of the Code), at the time the option is granted, stock possessing more than 10 percent of the total combined voting power of all classes of our stock, the exercise price per share of Class A common stock for any stock option will not be less than 110% of the fair market value of a share of Class A common stock on the day that the stock option is granted, and the term of the stock option may not exceed five (5) years. The exercise price of any stock option granted pursuant to the Incentive Plan may not be subsequently reduced by amendment or cancellation and substitution of such stock option or any other action of the Compensation Committee without stockholder approval, subject to the Compensation Committee’s authority to adjust awards upon certain events as set forth in the Incentive Plan.  The type (incentive or non-qualified), vesting, exercise price, and other terms of each stock option are set forth in the award notice for such stock option.

A stock option may be exercised by paying the exercise price in cash or its equivalent and/or, to the extent permitted by the Compensation Committee and applicable law, shares of Class A common stock, a combination of cash and shares of Class A common stock, or through the delivery of irrevocable instruments to a broker to sell the shares obtained upon the exercise of the stock option and to deliver to us an amount equal to the exercise price.

Stock Appreciation Rights. The Compensation Committee may grant awards in the form of stock appreciation rights, either in tandem with a stock option ("Tandem SARs") or independent of a stock option ("Freestanding SARs"). The exercise price of a stock appreciation right is an amount determined by the Compensation Committee, but in no event is such amount less than 100% of the fair market value of a share of Class A common stock on the date that the stock appreciation right is granted or, in the case of a Tandem SAR, the exercise price of the related stock option.

A Tandem SAR may be granted either at the time of grant of the related stock option or at any time thereafter during the term of the related stock option. A Tandem SAR is exercisable to the extent its related stock option is exercisable. Each Tandem SAR entitles the holder of such stock appreciation right to surrender the related stock option and to receive an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of Class A common stock over (B) the stock option price per share of Class A common stock, times (ii) the number of shares of Class A common stock covered by the stock option which is surrendered. Upon the exercise of a stock option as to some or all of the shares of Class A common stock covered by such stock option, the related Tandem SAR is automatically canceled to the extent of the number of shares of Class A common stock covered by the exercise of the stock option.

Each Freestanding SAR will entitle the holder of such stock appreciation right upon exercise to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of Class A common stock over (B) the exercise price, times (ii) the number of shares of Class A common stock covered by the Freestanding SAR and as to which the stock appreciation right is exercised.

The type (Tandem SAR or Freestanding SAR), exercise price, vesting, and other terms of each stock appreciation right is set forth in the award notice for such stock appreciation rights.  Payment of stock appreciation rights may be made in shares of Class A common stock or in cash, or partly in shares of Class A common stock and partly in cash, as determined by the Compensation Committee.

Other Stock-Based Awards. The Compensation Committee may grant awards in the form of stock awards (for either unrestricted or restricted shares of Class A common stock), restricted stock unit awards and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, Class A common stock. Such other stock-based awards are in such form, and dependent on such conditions, as the Compensation Committee determines, including, without limitation, the right to receive, or vest with respect to, one or more shares of Class A common stock (or the equivalent cash value of such shares of Class A common stock) upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives. In addition, the Compensation Committee may choose, at the time of grant of a stock-based award, or any time thereafter up to the time of the payment of such award, to include as part of such award an entitlement to receive dividends or dividend equivalents on the shares of Class A common stock underlying such award, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Compensation Committee may establish. The restrictions, conditions, and other terms of each stock-based award are set forth in the award notice for such award.

Performance Units. The Compensation Committee may grant awards in the form of performance units, which are units valued by reference to designated criteria established by the Compensation Committee other than Class A common stock. Performance units are in such form, and dependent on such conditions, as the Compensation Committee determines, including, without limitation, the right to receive a designated payment upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives. The form, applicable conditions, and other terms of each performance unit are set forth in the award notice for such performance unit.

Performance Awards.  Performance awards are designed to reward executive officers for their contributions to our financial and operating performance and are based primarily upon our financial results and certain operating statistics that the Compensation Committee identifies each year as being important to our success.  Performance awards are awards structured to qualify as deductible "performance-based" compensation for purposes of Section 162(m) of the Code.  Performance awards may take the form of cash, stock awards, restricted stock unit awards, or performance units that are conditioned upon the satisfaction of enumerated performance criteria during a stated performance period, which awards, in addition to satisfying the requirements otherwise applicable to that type of award generally, also satisfy the requirements of performance awards under the Incentive Plan.

Performance awards must be based upon one or more of the following performance criteria: (a) revenues (including without limitation, measures such as revenue per mile (loaded or total) or revenue per tractor), (b) net revenues, (c) fuel surcharges, (d) accounts receivable collection or days sales outstanding, (e) cost reductions and savings (or limits on cost increases), (f) safety and claims (including, without limitation, measures such as accidents per million miles and number of significant accidents), (g) operating income, (h) operating ratio, (i) income before taxes, (j) net income, (k) earnings before interest and taxes (EBIT), (l) earnings before interest, taxes, depreciation, and amortization (EBITDA), (m) adjusted net income, (n) earnings per share, (o) adjusted earnings per share, (p) stock price, (q) working capital measures, (r) return on assets, (s) return on revenues, (t) debt-to-equity or debt-to-capitalization (in each case with or without lease adjustment), (u) productivity and efficiency measures (including, without limitation measures such as driver turnover, trailer to tractor ratio, and tractor to non-driver ratio), (v) cash position, (w) return on stockholders’ equity, (x) return on invested capital, (y) cash flow measures (including, without limitation, free cash flow), (z) market share, (aa) stockholder return, (bb) economic value added, or (cc) completion of acquisitions (either with or without specified size). In addition, the Compensation Committee may establish, as an additional performance measure, the attainment by a participant of one or more personal objectives and/or goals that the Compensation Committee deems appropriate, including but not limited to implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans, or the exercise of specific areas of managerial responsibility. The performance goals set by the Compensation Committee may be expressed on an absolute and/or relative basis, and may include comparisons with our past performance (including the performance of one or more of our divisions) and/or the current or past performance of other peer group companies or indices.

For each performance period, the Compensation Committee designates, in its sole discretion, within the initial period allowed under Section 162(m) of the Code, which persons are eligible for performance awards for such period, the length of the performance period, the types of performance awards to be issued, the performance criteria that are to be used to establish performance goals, the kind or level of performance goals, and other relevant matters.

After the close of each performance period, the Compensation Committee determines whether the performance goals for the cycle have been achieved. In determining the actual award to be paid to a participant, the Compensation Committee has the authority to reduce or eliminate any performance award earned by the participant, based upon any objective or subjective criteria it deems appropriate.  The award notice for each performance award sets forth or makes reference to the performance period, performance criteria, performance goals, performance formula, performance pool, and other terms applicable to such performance award.

Administration

The Incentive Plan is administered by the Compensation Committee, or such other committee as may be designated by the Board of Directors, which consists of at least two individuals who are intended to qualify both as "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, and as "outside directors" within the meaning of the definition of such term as contained in Section 1.162-27(e)(3) of the Treasury Regulations, or any successor definition adopted under Section 162(m) of the Code.

The Compensation Committee may allocate all or any portion of its responsibilities and powers under the Incentive Plan to any one or more of its members, our CEO, or other senior members of management as the Compensation Committee deems appropriate; however, only the Compensation Committee (or another committee consisting of two or more individuals who qualify both as "non-employee directors" and as "outside directors") may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or are Covered Employees.   The Compensation Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

The Compensation Committee has broad authority in its administration of the Incentive Plan, including, but not limited to, the authority to interpret the Incentive Plan; to establish rules and regulations for the operation and administration of the Incentive Plan; to select the persons to receive Awards; to determine the form, size, terms, conditions, limitations, and restrictions of Awards, including, without limitation, terms regarding vesting, exercisability, assignability, expiration, and the effect of certain events, such as a change of control of the Company or the Participant’s death, disability, retirement, or termination as a result of breach of agreement; to create additional forms of Awards consistent with the terms of the Incentive Plan; to allow for the deferral of Awards; and to take all other action it deems necessary or advisable to administer the Incentive Plan.

To facilitate the granting of Awards to Participants who are employed or retained outside of the United States, the Compensation Committee is authorized to modify and amend the terms and conditions of an Award to accommodate differences in local law, policy, or custom.

Shares Available and Maximum Awards

If the Amendment is approved, a maximum of 700,000 shares of Class A common stock will be available for the grant of Awards under the Incentive Plan from and after the Effective Date, plus any of such shares that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of shares, are settled in cash in lieu of Class A common stock, or are exchanged with the Compensation Committee’s permission for awards not involving Class A common stock. Any shares of Class A common stock remaining available under the Predecessor Plans, shall not be available for issuance under the Incentive Plan (see "Proposal 2 – Approval of the Amendment to the Covenant Transportation Group, Inc. 2006 Omnibus Incentive Plan – Description of the Incentive Plan — Introduction").  Further, shares of Class A common stock shall not be available related to awards granted under the Predecessor Plan or the Incentive Plan prior to the Effective Date that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of Class A common stock, or are exchanged with the Compensation Committee’s permission for Awards not involving Class A common stock (see "Proposal 2 – Approval of the Amendment to the Covenant Transportation Group, Inc. 2006 Omnibus Incentive Plan – Description of the Incentive Plan — Introduction").  The shares of Class A common stock available for issuance under the Incentive Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions.

The number of shares of Class A common stock available under the Incentive Plan shall be adjusted to reflect the occurrence of certain events described under "Proposal 2 – Approval of the Amendment to the Covenant Transportation Group, Inc. 2006 Omnibus Incentive Plan – Description of the Incentive Plan — Adjustments Upon Certain Events" below.  The total number of shares reserved and available for issuance under the Incentive Plan is automatically adjusted, without further action by the Board or stockholders, to reflect stock dividends, stock splits, reverse stock splits, subdivisions, reorganizations, reclassifications, or any similar recapitalizations that affect or modify the number of shares of outstanding Class A common stock.

The maximum Award granted or payable to any one Participant under the Incentive Plan for a calendar year is 250,000 shares of Class A common stock, subject to the Compensation Committee’s authority to adjust Awards upon certain events described under "Proposal 2 – Amendment to the Covenant Transportation Group, Inc. 2006 Omnibus Incentive Plan – Description of the Plan – Adjustments Upon Certain Events" below, or in the event the Award is paid in cash, $2,000,000.

Payment Terms

Awards may be paid in cash, shares of Class A common stock, a combination of cash and shares of Class A common stock, or in any other permissible form, as the Compensation Committee determines. Payment of Awards may include such terms, conditions, restrictions, and/or limitations, if any, as the Compensation Committee deems appropriate, including, in the case of Awards paid in shares of Class A common stock, restrictions on transfer of such shares and provisions regarding the forfeiture of such shares under certain circumstances.

At the discretion of the Compensation Committee, a Participant may defer payment of any Award; salary or bonus compensation; Board compensation; dividend or dividend equivalent, or any portion thereof. If permitted by the Compensation Committee, any such deferral shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Compensation Committee for such purpose, on a form provided by the Company. Further, all deferrals must be made in accordance with the administrative guidelines established by the Compensation Committee to ensure that such deferrals comply with all applicable requirements of the Code for such purpose. Such deferred items may be paid in a lump sum or installments, or credited with interest (at a rate determined by the Compensation Committee) or deemed invested by us, as determined by the Compensation Committee, and, with respect to those deferred Awards denominated in the form of Class A common stock, credited with dividends or dividend equivalents.

The Company is entitled to deduct from any payment to a Participant under the Incentive Plan the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay us such tax prior to and as a condition of the making of such payment. Subject to certain limitations, the Compensation Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding any shares of Class A common stock to be paid under such Award or by permitting the Participant to deliver to us shares of Class A common stock having a Fair Market Value equal to the amount of such taxes.

Adjustments Upon Certain Events

In the event that there is a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of Class A common stock or other corporate exchange, or any distribution to stockholders of Class A common stock or other property or securities (other than regular cash dividends) or any transaction similar to the foregoing or other transaction that results in a change to our capital structure, the Compensation Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Incentive Plan, the maximum Award payable, the number of shares to be issued pursuant to outstanding Awards, the option prices, exercise prices, or purchase prices of outstanding Awards, and/or any other affected terms of an Award or the Incentive Plan as the Compensation Committee, in its sole discretion, deems equitable or appropriate. Unless the Compensation Committee determines otherwise, in no event shall an Award that is intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code be adjusted to the extent such adjustment would cause such Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.  With the exception of the foregoing, the Compensation Committee shall not reprice any stock options and/or stock appreciation rights unless such action is approved by the Company's stockholders.

Termination and Amendment of Incentive Plan

The Compensation Committee may suspend or terminate the Incentive Plan at any time for any reason with or without prior notice. In addition, the Compensation Committee may amend the Incentive Plan, provided that it may not, without stockholder approval, adopt any amendment if stockholder approval is required, necessary, or deemed advisable with respect to tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges or quotation systems on which the securities of the Company are listed. No amendment of the Incentive Plan may materially and adversely affect the rights of a Participant under any outstanding Award without the consent of that Participant. No awards may be made under the Incentive Plan after the tenth anniversary of the effective date of the Incentive Plan.  No amendment may materially and adversely affect any of the rights of such Participant under any Award theretofore granted to such Participant under the Plan.

Tax Status of Incentive Plan Awards

No person connected with the Incentive Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents, and employees, makes any representation, commitment, or guaranty that any tax treatment, including, but not limited to, federal, state, and local income, estate, and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Incentive Plan, or paid to or for the benefit of a Participant under the Incentive Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Incentive Plan.

Securities Act Registration

The registration with the SEC on Form S-8 of the shares of Class A common stock issuable under the Incentive Plan will be post-effectively amended on Form S-8 as soon as practicable, subject to the stockholders' approval of the Amendment.

Eligible Participants

Participants in the Incentive Plan will be selected by the Compensation Committee from our executive officers, directors, employees, and consultants. Participants may be selected and awards may be made at any time during the ten-year period following May 23, 2006, the effective date of the Incentive Plan.  As of March 31, 2009, approximately 5,712 employees (consisting of eight (8) executive officers and 5,704 other officers and other employees), four (4) non-employee directors, and one (1) independent contractor were eligible to participate in our current equity compensation plans.  The Incentive Plan also permits the granting of our current equity awards to eligible consultants.  The number of active engagements with consultants varies from time to time and the Compensation Committee has not historically made grants to these individuals under the Incentive Plan.  As of March 31, 2009, there were no eligible consultants the Compensation Committee would likely consider for the grant of awards.

The selection of those persons within a particular class who will receive Awards is entirely within the discretion of the Compensation Committee only employees, however, are eligible to receive "incentive stock options" within the meaning of §422 of the Code. The Compensation Committee has not determined how many people are likely to participate in the Incentive Plan over time.  The Compensation Committee intends, however, to grant most of the Awards to those persons who are in a position to have a significant direct impact on our growth, profitability, and success, which would include a portion of the Participants in our current equity compensation plans.

Plan Benefits

The following table sets forth certain information regarding grants of equity awards made under the Incentive Plan during the year ended December 31, 2008, and as of March 31, 2009, to (i) each of the Named Executive Officers; (ii) all current executive officers of the Company as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group.  Future Awards, if any, that will be made to eligible Participants under the Incentive Plan are subject to the discretion of the Compensation Committee.  Accordingly, future grants of Awards under the Incentive Plan are not determinable.

Plan Benefits Covenant Transportation Group, Inc. 2006 Omnibus Incentive Plan
	Fiscal Year 2008 (2)		Fiscal Year 2009(4)
Name and Principal Position	Dollar Value(1)	Number of Equity Awards	Dollar Value	Number of Equity Awards(3)
David R. Parker, Chief Executive Officer, Chairman, and President	$65,813	18,750	$50,873	25,955
Richard B. Cribbs, Senior Vice President and Chief Financial Officer	$46,875(5)	14,244(5)	$8,750	4,464
Joey B. Hogan, Senior Executive Vice President and Chief Operating Officer	$52,650	15,000	$26,125	13,329
Tony Smith, President of Southern Refrigerated Transport, Inc.	$43,875	12,500	$25,000	12,755
James "Jim" Brower, President of Star Transportation, Inc.	$43,875	12,500	$10,000	5,102
Executive Group	$399,712	119,215	$159,009	81,127
Non-Executive Director Group	$100,003	22,884	-	-
Employee Group	$524,991	149,570	$131,815	67,252

(1)
Represents the grant date fair value of the stock awards under SFAS 123R granted to the Named Executive Officers during fiscal 2008.  The fair value was calculated using the closing price of our common stock on the grant date.  The fair value of the stock awards are accounted for in accordance with SFAS 123R.  Due to rounding, the total amount set forth for the Non-Executive Director Group does not foot with the total of the amounts set forth in the Director Compensation table.  For additional information on the valuation assumptions, refer to note 3, Share-Based Compensation, of our consolidated financial statements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 31, 2009.  These amounts reflect our accounting expense and do not correspond to the actual value that will be recognized by the recipients.

(2)
Represents the fiscal year 2008 grants that were granted as of December 31, 2008, all of which were shares of restricted Class A common stock, with the exception of the grants of unrestricted shares to the Non-Executive Director Group.  The Non-Executive Director Group received shares of our Class A common stock with a market value on the grant date equivalent to approximately $25,000.

(3)	Represents the number of equity awards assuming a dollar value at the March 31, 2009 closing price of $1.96.
(4)
Represents the fiscal year 2009 grants that were granted as of March 31, 2009, all of which were restricted stock.  With the exception of Messrs. Parker's and Hogan's, these grants shall be void if the stockholders of the Company do not approve the Amendment to the Incentive Plan at the 2009 Annual Meeting.

(5)	Represents 12,500 shares of restricted Class A common stock with a grant date value of $3.51, and 1,744 shares of restricted Class A common stock with a grant date value of $1.72.

Additional Information Regarding Stock Options, Warrants, and Rights

Class A common stock underlies any grant made by the Compensation Committee of awards in the form of stock options, warrants, or rights.  The last reported sale price of our Class A common stock as reported by NASDAQ on March 31, 2009 was $1.96.  The Compensation Committee, in its discretion, selects the persons to whom options or restricted stock will be granted, the time or times at which such options or restricted stock will be granted, and the number of shares subject to each such grant.  For this reason, it is not possible to determine the benefits or amounts that will be received by any particular officer or employee, or group of officers or employees, in the future.  The Incentive Plan provides, however, that the aggregate Fair Market Value (determined at the time the option was granted) of the Class A common stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 (or such other limit as may be required by Section 422 of the Code).

Federal Income Tax Consequences of the Issuance and Exercise of Stock Options

The following is only a summary of the effect of federal income taxation upon us and the participants under the Incentive Plan. It does not purport to be complete and does not discuss all of the tax consequences of a participant's death or the provisions of the income tax laws of any state, municipality, or foreign country in which the participants may reside.

Incentive Stock Options.  A Participant is not treated as receiving taxable income upon either the grant of an Incentive Stock Option (an "ISO") or upon the exercise of an ISO.  However, the difference between the exercise price and the fair market value on the date of exercise is an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the Class A common stock is either transferable or is not subject to a substantial risk of forfeiture under section 83 of the Code.  If at the time of exercise, the Class A common stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the Class A common stock (determined at the time the Class A common stock becomes either transferable or not subject to a substantial risk of forfeiture) will be a tax preference item in the year in which the Class A common stock becomes either transferable or not subject to a substantial risk of forfeiture.

If Class A common stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such Class A common stock is transferred to the Participant upon exercise, any gain or loss resulting from its disposition is treated as long-term capital gain or loss.  If such Class A common stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" occurs.  If a disqualifying disposition occurs, the Participant realizes ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the Class A common stock on the date of exercise and the exercise price, or the selling price of the Class A common stock and the exercise price, whichever is less.  The balance of the Participant's gain on a disqualifying disposition, if any, is taxed as capital gain.

We are not entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the Class A common stock received, except that in the event of a disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income realized by the Participant.

Non-Qualified Stock Options.  A Participant does not recognize any taxable income upon the grant of a Non-Qualified Stock Option (a "NSO"), and we are not entitled to a tax deduction by reason of such grant.  Upon exercise of a NSO, the Participant recognizes ordinary income generally measured by the excess of the then fair market value of the shares over the exercise price, and we are entitled to a corresponding tax deduction.  Upon a disposition of shares acquired upon exercise of a NSO by the Participant, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.  Such subsequent disposition by the Participant has no tax consequence to us.

Equity Compensation Plan Information

The following table provides certain information, as of December 31, 2008, with respect to our compensation plans and other arrangements under which shares of our Class A common stock are authorized for issuance.  The number of shares of Class A common stock reflected in column (a) of the following table is comprised of 1,195,190 shares of Class A common stock subject to outstanding options, warrants, and rights granted under the Incentive Plan and the Predecessor Plans.  The number of shares of Class A common stock reflected in column (c) of the following table is comprised entirely of shares available for future grant under the Incentive Plan as of December 31, 2008, and neither takes into account the restricted stock grants that were granted on March 31, 2009 (as such grants were not made as of the most recently completed fiscal year), as described below, nor includes (i) forfeitures, expirations, cancellations, or certain other terminations after that date or (ii) the additional shares reserved for issuance thereunder as contemplated by the Amendment.  Pursuant to the terms of the Amendment, shares of Class A common stock underlying outstanding awards granted under the Predecessor Plans or the Incentive Plan prior to the Effective Date that are forfeited, expire, are cancelled, or otherwise terminate unexercised after the Effective Date will not be available for future grant.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,095,190	$13.43	30,118
Equity compensation plans not approved by security holders (2)	100,000	$14.49	-
Total	1,195,190	$13.52	30,118

(1)	Includes Incentive Stock Plan, Outside Director Stock Option Plan, 2003 Incentive Stock Plan, and the 2006 Omnibus Incentive Plan.
(2)	Includes 1998 Non-Officer Incentive Stock Plan, and shares issued pursuant to grants outside any plan.

Immediately prior to March 31, 2009, we had 102,606 shares available for future grant under the Incentive Plan, due to forfeitures since December 31, 2008.  On March 31, 2009, the Compensation Committee made restricted stock grants under the Incentive Plan covering an estimated 148,379 shares of Class A common stock, with an estimated 109,095 of those restricted shares being subject to stockholder approval of the Amendment at the 2009 Annual Meeting.  Since the number will be determined two full trading days following release of the Company's first quarter 2009 earnings, such amount is estimated based upon the March 31, 2009, closing price of $1.96.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE INCENTIVE PLAN, WHICH, AMONG OTHER THINGS, (I) PROVIDES THAT THE MAXIMUM AGGREGATE NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE FOR THE GRANT OF AWARDS UNDER THE INCENTIVE PLAN FROM AND AFTER THE EFFECTIVE DATE OF THE AMENDMENT SHALL NOT EXCEED 700,000, AND (II) LIMITS THE SHARES OF CLASS A COMMON STOCK THAT SHALL BE AVAILABLE FOR ISSUANCE OR REISSUANCE UNDER THE INCENTIVE PLAN FROM AND AFTER THE EFFECTIVE DATE OF THE AMENDMENT TO THE ADDITIONAL 700,000 SHARES RESERVED, PLUS ANY EXPIRATIONS, FORFEITURES, CANCELLATIONS, OR CERTAIN OTHER TERMINATIONS OF SUCH SHARES.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in our proxy materials relating to our next annual meeting of stockholders, stockholder proposals intended to be presented at that meeting must be in writing and received by us at our principal executive office on or before December 11, 2009.  However, if the date of the next annual meeting of stockholders is more than thirty days before or after May 5, 2010, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to the next annual meeting of stockholders will be a reasonable time before we begin to print or mail such proxy materials.  The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, including Rule 14a-8.

We must receive in writing any stockholder proposals to be considered at our next annual meeting, but not included in our proxy materials relating to that meeting pursuant to Rule 14a-8 under the Exchange Act, by February 24, 2010.  However, if the date of the next annual meeting of stockholders is more than thirty days before or after May 5, 2010, then the deadline for submitting any such stockholder proposal will be a reasonable time before we mail the proxy materials relating to such meeting. Under Rule 14(a)-4(c)(1) of the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying our Proxy Statement for our next annual meeting will have discretionary authority to vote on any stockholder proposal that is not received on or prior to the deadline described above.

Written copies of all stockholder proposals should be sent to our principal executive offices at 400 Birmingham Highway, Chattanooga, Tennessee 37419, to the attention of Joey B. Hogan, our Senior Executive Vice President and Chief Operating Officer.  Stockholder proposals must comply with the rules and regulations of the SEC.

OTHER MATTERS

The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

Covenant Transportation Group, Inc.
/s/ David R. Parker
David R. Parker
Chairman of the Board of Directors
April 10, 2009

APPENDIX A

COVENANT TRANSPORTATION GROUP, INC.

AMENDED AND RESTATED

2006 OMNIBUS INCENTIVE PLAN

Original Plan Effective May 23, 2006
Amended and Restated Plan Effective May [___], 2009

ARTICLE I
PURPOSE AND EFFECTIVE DATE

Section 1.1.                      Purpose.  The purpose of the Plan is to provide annual incentives to certain Employees, Directors, and Consultants of the Company in a manner designed to reinforce the Company’s performance goals; to link a significant portion of Participants’ compensation to the achievement of such goals; and to continue to attract, motivate, and retain key personnel on a competitive basis.

Section 1.2.                      Background and Effective Date.  The Plan was initially adopted by the Board of Directors on April 12, 2006, and became effective on May 23, 2006, the date of the approval by the Company's stockholders at the 2006 Annual Meeting of Stockholders.  When adopted, there were 1,000,000 shares of Common Stock available under the Plan.  Awards covering substantially all of these 1,000,000 shares of Common Stock (including shares available based on adjustments made for forfeitures under the Plan) had been granted as of March 31, 2009.  A substantial portion of the shares subject to Awards is expected to be forfeited based on the perceived difficulty of achieving the performance vesting targets associated with the grants of such shares  These shares, however, would not become available for reissuance under the Plan until 2010 and 2011.  As a result, the Plan currently lacks sufficient shares to continue our current equity incentive program.  In order to increase the number of shares available for the grant of future Awards under the Plan, while at the same time providing a definitive maximum number of shares available for such grants, on March 31, 2009, the Committee, pursuant to its Amended and Restated Charter, amended the Plan to:  (i) provide that the maximum aggregate number of shares of Common Stock available for the grant of Awards under the Plan from and after the Amended and Restated Plan Effective Date (as defined below) shall not exceed 700,000, (ii) provide that any shares of Common Stock reserved for issuance under the Predecessor Plans in excess of the number of shares of Common Stock as to which awards have been awarded thereunder, shall not be available for issuance under the Plan, (iii) provide that any shares of Common Stock related to awards granted under the Predecessor Plan or the Plan prior to the Amended and Restated Plan Effective Date that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock, shall not be available for issuance or reissuance under the Plan, and (iv) make such other miscellaneous administrative and conforming changes as necessary.  This amendment will become effective upon the date of the approval by the Company's stockholders at the 2009 Annual Meeting of the Stockholders (the "Amended and Restated Plan Effective Date").  If stockholder approval of the amendment is not obtained at the 2009 Annual Meeting of the Stockholders, the Plan as initially approved in May 2006 will remain in full force and effect.

Section 1.3                      Successor Plan.  This Plan shall serve as the successor to the Covenant Transport, Inc. 2003 Incentive Stock Plan; the Incentive Stock Plan, Amended and Restated as of May 17, 2001; the Outside Director Stock Option Plan; and Amendment No. 1 to the Outside Director Stock Option Plan (collectively, the "Predecessor Plans"), and no further awards shall be made under the Predecessor Plans from and after the effective date of this Plan.  All outstanding awards under the Predecessor Plans immediately prior to the effective date of this Plan are hereby incorporated into this Plan and shall accordingly be treated as outstanding awards under this Plan; provided, however, each such award shall continue to be governed solely by the terms and conditions of the instrument evidencing such award and interpreted under the terms of the respective Predecessor Plan, and, except as otherwise expressly provided herein, no provision of this Plan shall affect or otherwise modify the rights or obligations of holders of such incorporated awards with respect to their acquisition of shares of Common Stock, or otherwise modify the rights or the obligations of the holders of such awards.  Any shares of Common Stock reserved for issuance under the Predecessor Plans in excess of the number of shares as to which awards have been awarded thereunder, plus any shares of Common Stock related to awards granted under the Predecessor Plans that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock, shall not be available for issuance or reissuance under Section 6.1 of the Plan.

ARTICLE II
DEFINITIONS AND CONSTRUCTION

Section 2.1.                      Certain Defined Terms.  As used in this Plan, unless the context otherwise requires, the following terms shall have the following meanings:

(a)           "Award" means any form of stock option, stock appreciation right, Stock Award, Restricted Stock Unit Award, performance unit, Performance Award, or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

(b)           "Award Notice" means the document establishing the terms, conditions, restrictions, and/or limitations of an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers. The Committee will establish the form of the document in the exercise of its sole and absolute discretion.

(c)           "Board" means the Board of Directors of the Company.

(d)           "CEO" means the Chief Executive Officer of the Company.

(e)           "Code" means the Internal Revenue Code of 1986, as amended from time to time, including the regulations thereunder and any successor provisions and the regulations thereto.

(f)           "Committee" means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, that the Committee shall consist of two or more Directors, all of whom are both a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of the definition of such term as contained in Treasury Regulation Section 1.162-27(e)(3), or any successor definition adopted under Section 162(m) of the Code.

(g)           "Common Stock" means the Class A Common Stock, par value $0.01 per share, of the Company.

(h)           "Company" means Covenant Transportation Group, Inc., a Nevada corporation, and its Subsidiaries.

(i)           "Consultants" means the consultants, advisors, and independent contractors retained by the Company.

(j)           "Covered Employee" means an Employee who is a "covered employee" within the meaning of Section 162(m) of the Code.

(k)           "Director" means a Non-Employee member of the Board.

(l)           "Effective Date" means the date an Award is determined to be effective by the Committee upon its grant of such Award, which date shall be set forth in the applicable Award Notice.

(m)           "Employee" means any person employed by the Company on a full or part-time basis.

(n)           "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

(o)           "Fair Market Value" means the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, and the closing price shall be the last reported sale price, regular way, on such date (or, if no sale takes place on such date, the last reported sale price, regular way, on the next preceding date on which such sale took place), as reported by such exchange. If the Common Stock is not then so listed or admitted to trading on a national securities exchange, then Fair Market Value shall be the closing price (the last reported sale price regular way) of the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), if the closing price of the Common Stock is then reported by NASDAQ. If the Common Stock closing price is not then reported by NASDAQ, then Fair Market Value shall be the mean between the representative closing bid and closing asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ. If the Common Stock bid and asked prices are not then reported by NASDAQ, then Fair Market Value shall be the quote furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no member of the National Association of Securities Dealers, Inc. then furnishes quotes with respect to the Common Stock, then Fair Market Value shall be the value determined by the Committee in good faith.

(p)           "Negative Discretion" means the discretion authorized by the Plan to be applied by the Committee in determining the size of a Performance Award for a Performance Period if, in the Committee’s sole judgment, such application is appropriate. Negative Discretion may only be used by the Committee to eliminate or reduce the size of a Performance Award. In no event shall any discretionary authority granted to the Committee by the Plan, including, but not limited to Negative Discretion, be used to: (a) grant Performance Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained under the applicable Performance Formula; or (b) increase a Performance Award above the maximum amount payable under Section 6.3 of the Plan.

(q)           "Participant" means either an Employee, Director, or Consultant to whom an Award has been granted under the Plan.

(r)           "Performance Awards" means the Stock Awards and performance units granted pursuant to Article VII. Performance Awards are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

(s)           "Performance Criteria" means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period. The Performance Criteria that will be used to establish such Performance Goal(s) shall be expressed in terms of the attainment of specified levels of one or any variation or combination of the following:  revenues (including, without limitation, measures such as revenue per mile (loaded or total) or revenue per tractor), net revenues, fuel surcharges, accounts receivable collection or days sales outstanding, cost reductions and savings (or limits on cost increases), safety and claims (including, without limitation, measures such as accidents per million miles and number of significant accidents), operating income, operating ratio, income before taxes, net income, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted net income, earnings per share, adjusted earnings per share, stock price, working capital measures, return on assets, return on revenues, debt-to-equity or debt-to-capitalization (in each case with or without lease adjustment), productivity and efficiency measures (including, without limitation, measures such as driver turnover, trailer to tractor ratio, and tractor to non-driver ratio), cash position, return on stockholders’ equity, return on invested capital, cash flow measures (including, without limitation, free cash flow), market share, stockholder return, economic value added, or completion of acquisitions (either with or without specified size). In addition, the Committee may establish, as additional Performance Criteria, the attainment by a Participant of one or more personal objectives and/or goals that the Committee deems appropriate, including but not limited to implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility. Each of the Performance Criteria may be expressed on an absolute and/or relative basis with respect to one or more peer group companies or indices, and may include comparisons with past performance of the Company (including one or more divisions thereof, if any) and/or the current or past performance of other companies.

(t)           "Performance Formula" means, for a Performance Period, the one or more objective formulas (expressed as a percentage or otherwise) applied against the relevant Performance Goal(s) to determine, with regard to the Award of a particular Participant, whether all, some portion but less than all, or none of the Award has been earned for the Performance Period.

(u)           "Performance Goals" means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. Any Performance Goal shall be established in a manner such that a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant. For any Performance Period, the Committee is authorized at any time during the initial time period permitted by Section 162(m) of the Code, or at any time thereafter, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and (iii) in view of the Committee’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

(v)           "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

(w)           "Plan" means this 2006 Omnibus Incentive Plan, as amended from time to time.

(x)           "Restricted Stock Unit Award" means an Award granted pursuant to Article XI in the form of a right to receive shares of Common Stock on a future date.

(y)           "Securities Act" means the Securities Act of 1933, as amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

(z)           "Stock Award" means an award granted pursuant to Article X in the form of shares of Common Stock, restricted shares of Common Stock, and/or units of Common Stock.

(aa)           "Subsidiary" means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of twenty percent (20%) or more, except that with respect to incentive stock options, "Subsidiary" shall mean "subsidiary corporation" as defined in Section 424(f) of the Code.

Section 2.2.                      Other Defined Terms.  Unless the context otherwise requires, all other capitalized terms shall have the meanings set forth in the other Articles and Sections of this Plan.

Section 2.3.                      Construction.  In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa.

ARTICLE III
ELIGIBILITY

Section 3.1.                      In General.  Subject to Section 3.2 and Article IV, all Employees, Directors, and Consultants are eligible to participate in the Plan. The Committee may select, from time to time, Participants from those Employees, Directors, and Consultants.

Section 3.2.                      Incentive Stock Options.  Only Employees shall be eligible to receive "incentive stock options" (within the meaning of Section 422 of the Code).

ARTICLE IV
PLAN ADMINISTRATION

Section 4.1.                      Responsibility.  The Committee shall have total and exclusive responsibility to control, operate, manage, and administer the Plan in accordance with its terms.

Section 4.2.                      Authority of the Committee.  The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan.  Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to:

(a)           determine eligibility for participation in the Plan;

(b)           select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions, and limitations of the Awards, including, but not by way of limitation, restrictions on the transferability of Awards and conditions with respect to continued employment, Performance Criteria, confidentiality, and non-competition;

(c)           interpret the Plan;

(d)           construe any ambiguous provision, correct any default, supply any omission, and reconcile any inconsistency of the Plan;

(e)           issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

(f)           make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper;

(g)           to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

(h)           promulgate rules and regulations regarding treatment of Awards of a Participant under the Plan in the event of such Participant’s death, disability, retirement, termination from the Company, or breach of agreement by the Participant, or in the event of a change of control of the Company;

(i)           accelerate the vesting, exercise, or payment of an Award or the Performance Period of an Award when such action or actions would be in the best interest of the Company;

(j)           establish such other types of Awards, besides those specifically enumerated in Article V hereof, which the Committee determines are consistent with the Plan’s purpose;

(k)           subject to Section 4.3, grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company;

(l)           establish and administer the Performance Goals and certify whether, and to what extent, they have been attained;

(m)           determine the terms and provisions of any agreements entered into hereunder;

(n)           take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and

(o)           make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.

The decisions of the Committee and its actions with respect to the Plan shall be final, binding, and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

Section 4.3.                      Option Repricing.  Except for adjustments pursuant to Section 6.2, the Committee shall not reprice any stock options and/or stock appreciation rights unless such action is approved by the Company’s stockholders.  For purposes of the Plan, the term "reprice" shall mean the reduction, directly or indirectly, in the per-share exercise price of an outstanding stock option(s) and/or stock appreciation right(s) issued under the Plan by amendment, cancellation, or substitution, or any other action that would be treated as a "repricing" under the NASDAQ Stock Market Rules and interpretations thereunder.

Section 4.4.                      Section 162(m) of the Code.  With regard to Awards issued to Covered Employees that are intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, the Plan shall, for all purposes, be interpreted and construed with respect to such Awards in the manner that would result in such interpretation or construction satisfying the exemptions available under Section 162(m) of the Code.

Section 4.5.                      Action by the Committee.  Except as otherwise provided by Section 4.6, the Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee.

Section 4.6.                      Allocation and Delegation of Authority.  The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO, or other senior members of management as the Committee deems appropriate, and may delegate all or any part of its responsibilities and powers to any such person or persons; provided, that any such allocation or delegation be in writing; provided, further, that only the Committee, or other committee consisting of two or more Directors, all of whom are both "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of the definition of such term as contained in Treasury Regulation Section 1.162-27(e)(3), or any successor definition adopted under Section 162(m) of the Code, may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or are Covered Employees. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

ARTICLE V
FORM OF AWARDS

Section 5.1.                      In General.  Awards may, at the Committee’s sole discretion, be paid in the form of Performance Awards pursuant to Article VII, stock options pursuant to Article VIII, stock appreciation rights pursuant to Article IX, Stock Awards pursuant to Article X, Restricted Stock Unit Awards pursuant to Article XI, performance units pursuant to Article XII, any form established by the Committee pursuant to Section 4.2(j), or a combination thereof.  Each Award shall be subject to the terms, conditions, restrictions, and limitations of the Plan and the Award Notice for such Award. Awards under a particular Article of the Plan need not be uniform and Awards under two or more Articles may be combined into a single Award Notice. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

Section 5.2.                      Foreign Jurisdictions.

(a)            Special Terms.  In order to facilitate the making of any Award to Participants who are employed or retained by the Company outside the United States as Employees, Directors, or Consultants (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions ("Special Terms") in Awards as the Committee may consider necessary or appropriate to accommodate differences in local law, policy, or custom or to facilitate administration of the Plan. The Special Terms may provide that the grant of an Award is subject to (i) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (ii) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void. The Special Terms may also provide that an Award shall become exercisable or redeemable, as the case may be, if an Employee’s employment or Director or Consultant’s relationship with the Company ends as a result of workforce reduction, realignment, or similar measure and the Committee may designate a person or persons to make such determination for a location. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any Special Terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan shall: (x) increase the limitations contained in Section 6.3; (y) increase the number of available shares under Section 6.1; or (z) cause the Plan to cease to satisfy any conditions of Rule 16b-3 under the Exchange Act.

(b)           Currency Effects.  Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in United States currency. The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to United States dollars. In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

ARTICLE VI
SHARES SUBJECT TO PLAN

Section 6.1.                      Available Shares. The maximum aggregate number of shares of Common Stock which shall be available for the grant of Awards under the Plan from and after the Amended and Restated Plan Effective Date (including incentive stock options) until the end of the Plan's term shall not exceed 700,000 (the "Share Reserve").  The Share Reserve shall be subject to adjustment as provided in Section 6.2.  Any shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee’s permission for Awards not involving Common Stock (collectively, "Terminated Shares") shall be available again for grant under the Plan to the extent such Terminated Shares relate to Awards granted on or after the Amended and Restated Plan Effective Date; provided, that Terminated Shares shall not be available again for grant under the Plan to the extent such Terminated Shares relate to awards granted under the Plan or the Predecessor Plans prior to the Amended and Restated Plan Effective Date.  Moreover, if the exercise price of any Award granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered will be deemed delivered for purposes of determining the Share Reserve available for delivery under the Plan. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions.  For the purpose of computing the total number of shares of Common Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Common Stock, are granted in tandem with each other such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.

Section 6.2.                      Adjustment Upon Certain Events.  In the event that there is, with respect to the Company, a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of Common Stock or other corporate exchange, or any distribution to stockholders of Common Stock or other property or securities (other than regular cash dividends), or any transaction similar to the foregoing or other transaction that results in a change to the Company’s capital structure, then the Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Plan, the maximum Award payable under Section 6.3, the number of shares to be issued pursuant outstanding Awards, the option prices, exercise prices or purchase prices of outstanding Awards and/or any other affected terms of an Award or the Plan as the Committee, in its sole discretion and without liability to any person, deems equitable or appropriate. Unless the Committee determines otherwise, in no event shall an Award to any Participant that is intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code be adjusted pursuant to this Section 6.2 to the extent such adjustment would cause such Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

Section 6.3.                      Maximum Award Payable.  Subject to Section 6.2, and notwithstanding any provision contained in the Plan to the contrary, the maximum Award payable (or granted, if applicable) to any one Participant under the Plan for a calendar year is 250,000 shares of Common Stock or, in the event the Award is paid in cash, $2,000,000.

ARTICLE VII
PERFORMANCE AWARDS

Section 7.1.                      Purpose. For purposes of Performance Awards issued to Employees, Directors, and Consultants that are intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, the provisions of this Article VII shall apply in addition to and, where necessary, in lieu of the provisions of Article X, Article XI, and Article XII. The purpose of this Article is to provide the Committee the ability to qualify the Stock Awards authorized under Article X, the Restricted Stock Unit Awards authorized under Article XI, and the performance units under Article XII as "performance-based compensation" under Section 162(m) of the Code. The provisions of this Article VII shall control over any contrary provision contained in Article X, Article XI, or Article XII.

Section 7.2.                      Eligibility.  For each Performance Period, the Committee will, in its sole discretion, designate within the initial period allowed under Section 162(m) of the Code which Employees, Directors, and Consultants will be Participants for such period.  However, designation of an Employee, Director, or Consultant as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. The determination as to whether or not such Participant becomes entitled to an Award for such Performance Period shall be decided solely in accordance with the provisions of this Article VII. Moreover, designation of an Employee, Director, or Consultant as a Participant for a particular Performance Period shall not require designation of such Employee, Director, or Consultant as a Participant in any subsequent Performance Period, and designation of one Employee, Director, or Consultant as a Participant shall not require designation of any other Employee, Director, or Consultant as a Participant in such period or in any other period.

Section 7.3.                      Discretion of Committee with Respect to Performance Awards.  The Committee shall have the authority to determine which Covered Employees or other Employees, Directors, or Consultants shall be Participants of a Performance Award. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s), whether the Performance Goal(s) is (are) to apply to the Company or any one or more subunits thereof and the Performance Formula. For each Performance Period, with regard to the Performance Awards to be issued for such period, the Committee will, within the initial period allowed under Section 162(m) of the Code, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.3 and record the same in writing.

Section 7.4.                      Payment of Performance Awards.

(a)            Condition to Receipt of Performance Award.  Unless otherwise provided in the relevant Award Notice, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for a Performance Award for such Performance Period.

(b)            Limitation.  A Participant shall be eligible to receive a Performance Award for a Performance Period only to the extent that: (1) the Performance Goals for such period are achieved; and (2) and the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(c)            Certification.  Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Award for the Performance Period and, in so doing, shall apply Negative Discretion, if and when it deems appropriate.

(d)            Negative Discretion.  In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Award earned under the Performance Formula for the Performance Period through the use of Negative Discretion, if in its sole judgment, such reduction or elimination is appropriate.

(e)            Timing of Award Payments.  The Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by Section 7.4(c).

ARTICLE VIII
STOCK OPTIONS

Section 8.1.                      In General.  Awards may be granted in the form of stock options. These stock options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both.  All Awards under the Plan issued to Covered Employees in the form of non-qualified stock options shall qualify as "performance-based compensation" under Section 162(m) of the Code.

Section 8.2.                      Terms and Conditions of Stock Options.  An option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The price at which Common Stock may be purchased upon exercise of a stock option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the option’s grant. In addition, the term of a stock option may not exceed ten (10) years.

Section 8.3.                      Restrictions Relating to Incentive Stock Options.  Stock options issued in the form of incentive stock options shall, in addition to being subject to the terms and conditions of Section 8.2, comply with Section 422 of the Code. Accordingly, the aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by Section 422 of the Code).

Section 8.4.                      Exercise.  Upon exercise, the option price of a stock option may be paid in cash, or, to the extent permitted by the Committee, by tendering, by either actual delivery of shares or by attestation, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option. Stock options awarded under the Plan may also be exercised by way of a broker-assisted stock option exercise program, if any, provided such program is available at the time of the option’s exercise. Notwithstanding the foregoing or the provision of any Award Notice, a Participant may not pay the exercise price of a stock option using shares of Common Stock if, in the opinion of counsel to the Company, (i) the Participant is, or within the six months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act, (ii) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act, or (iii) there is a substantial likelihood that the use of such form of payment would result in accounting treatment to the Company under generally accepted accounting principles that the Committee reasonably determines is adverse to the Company.

ARTICLE IX
STOCK APPRECIATION RIGHTS

Section 9.1.                      In General.  Awards may be granted in the form of stock appreciation rights ("SARs"). SARs entitle the Participant to receive a payment equal to the appreciation in a stated number of shares of Common Stock from the exercise price to the Fair Market Value of the Common Stock on the date of exercise. The "exercise price" for a particular SAR shall be defined in the Award Notice for that SAR. A SAR may be granted in tandem with all or a portion of a related stock option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs"). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. All Awards under the Plan issued to Covered Employees in the form of a SAR shall qualify as "performance-based compensation" under Section 162(m) of the Code.

Section 9.2.                      Terms and Conditions of Tandem SARs.  A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the "exercise price" of such a SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option. However, at no time shall a Tandem SAR be issued if the option price of its related stock option is less than the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the Tandem SAR’s grant. If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the stock option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be canceled automatically to the extent of the number of shares covered by such exercise. Moreover, all Tandem SARs shall expire not later than ten (10) years from the Effective Date of the SAR’s grant.

Section 9.3.                      Terms and Conditions of Freestanding SARs.  Freestanding SARs shall be exercisable or automatically mature in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The exercise price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Effective Date of the Freestanding SAR’s grant. Moreover, all Freestanding SARs shall expire not later than ten (10) years from the Effective Date of the Freestanding SAR’s grant.

Section 9.4.                      Deemed Exercise.  The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

Section 9.5.                      Payment.  Unless otherwise provided in an Award Notice, an SAR may be paid in cash, Common Stock or any combination thereof, as determined by the Committee, in its sole and absolute discretion, at the time that the SAR is exercised.

ARTICLE X
STOCK AWARDS

Section 10.1.                      Grants. Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

Section 10.2.                      Performance Criteria. For Stock Awards conditioned, restricted, and/or limited based on Performance Goals, the length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance Goals may be revised by the Committee, at such times as it deems appropriate during the Performance Period, in order to take into consideration any unforeseen events or changes in circumstances.

Section 10.3.                      Rights as Stockholders.  During the period in which any restricted shares of Common Stock are subject to any restrictions, the Committee may, in its sole discretion, deny a Participant to whom such restricted shares have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, limiting the right to vote such shares or the right to receive dividends on such shares.

Section 10.4.                      Evidence of Award.  Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, with such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.

ARTICLE XI
RESTRICTED STOCK UNIT AWARDS

Section 11.1.                      Grants.  Awards may be granted in the form of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

Section 11.2.                        Rights as Stockholders.  Until the shares of Common Stock to be received upon the vesting of such Restricted Stock Unit Award are actually received by a Participant, the Participant shall have no rights as a stockholder with respect to such shares.

Section 11.3.                        Evidence of Award.  A Restricted Stock Unit Award granted under the Plan may be recorded on the books and records of the Company in such manner as the Committee deems appropriate.

ARTICLE XII
PERFORMANCE UNITS

Section 12.1.                        Grants.  Awards may be granted in the form of performance units. Performance units, as that term is used in this Plan, shall refer to units valued by reference to designated criteria established by the Committee, other than Common Stock.

Section 12.2.                        Performance Criteria.  Performance units shall be contingent on the attainment during a Performance Period of certain Performance Goals. The length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance Goals may be revised by the Committee, at such times as it deems appropriate during the Performance Period, in order to take into consideration any unforeseen events or changes in circumstances.

ARTICLE XIII
PAYMENT OF AWARDS

Section 13.1.                                Payment.  Absent a Plan or Award Notice provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions, and/or limitations are not inconsistent with the Plan.

Section 13.2.                                Withholding Taxes.  The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock having a Fair Market Value equal to the minimum amount of such required withholding taxes. Notwithstanding the foregoing or the provision of any Award Notice, a Participant may not pay the amount of taxes required by law to be withheld using shares of Common Stock if, in the opinion of counsel to the Company, (i) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act, or (ii) there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Company under generally accepted accounting principles.

ARTICLE XIV
DIVIDEND AND DIVIDEND EQUIVALENTS

If an Award is granted in the form of a Stock Award or stock option, or in the form of any other stock-based grant, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award’s payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time(s) as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with Stock Awards, be credited as additional Stock Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

ARTICLE XV
DEFERRAL OF AWARDS

At the discretion of the Committee, payment of any Award, salary, bonus compensation, Company Board compensation, dividend or dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish.  All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Company.  Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. Deferred Awards may also be credited with interest, at such rates to be determined by the Committee, or invested by the Company, and, with respect to those deferred Awards denominated in the form of Common Stock, credited with dividends or dividend equivalents.

ARTICLE XVI
MISCELLANEOUS

Section 16.1.                        Nonassignability.  Except as otherwise provided in an Award Notice, no Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, or pledge, nor shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted.

Section 16.2.                        Regulatory Approvals and Listings.  Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange or quotation system on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

Section 16.3.                        No Right to Continued Employment or Grants.  Participation in the Plan shall not give any Participant the right to remain in the employ or other service of the Company. The Company reserves the right to terminate the employment or other service of a Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Employee, Director, or any other individual any right to be selected as a Participant or to be granted an Award. In addition, no Employee, Director, or any other individual having been selected for an Award, shall have at any time the right to receive any additional Awards.

Section 16.4.                        Amendment/ Termination.  The Committee may suspend or terminate the Plan at any time for any reason with or without prior notice. In addition, the Committee may, from time to time for any reason and with or without prior notice, amend the Plan in any manner, but may not without stockholder approval adopt any amendment which would require the vote of the stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges or quotation systems on which the securities of the Company are listed. Notwithstanding the foregoing, without the consent of a Participant (except as otherwise provided in Section 6.2), no amendment may materially and adversely affect any of the rights of such Participant under any Award theretofore granted to such Participant under the Plan.

Section 16.5.                        Governing Law.  The Plan shall be governed by and construed in accordance with the laws of the State of Nevada, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

Section 16.6.                        No Right, Title, or Interest in Company Assets.  No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

Section 16.7.                        No Guarantee of Tax Consequences.  No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents, and employees, makes any representation, commitment, or guaranty that any tax treatment, including, but not limited to, federal, state, and local income, estate, and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	[X]

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, and FOR granting the proxies discretionary authority.

1.	Election of Directors:	01 – William T. Alt	02 – Robert E. Bosworth	03 – Bradley A. Moline
		04 – Niel B. Nielson	05 – David R. Parker

[ ]	Mark here to vote FOR all nominees	[ ]	Mark here to vote WITHHOLD vote from all nominees

		01	02	03	04	05
[ ]	For All EXCEPT – To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	[ ]	[ ]	[ ]	[ ]	[ ]

2.
Approval of the Amendment to the Covenant Transportation Group, Inc. 2006 Omnibus Incentive Plan (the “Incentive Plan”), which, among other things, (i) provides that the maximum aggregate number of shares of Class A common stock available for the grant of awards under the Incentive Plan from and after the effective date of the Amendment shall not exceed 700,000, and (ii) limits the shares of Class A common stock that shall be available for issuance or reissuance under the Incentive Plan from and after the effective date of the Amendment to the additional 700,000 shares reserved, plus any expirations, forfeitures, cancellations, or certain other terminations of such shares.
		For [ ]	Against [ ]	Abstain [ ]
		GRANT AUTHORITY to vote	WITHHOLD AUTHORITY to vote	Abstain
3.	In their discretion, the attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.	[ ]	[ ]	[ ]

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign above exactly as your name appears at the upper left.  When shares are held by joint tenants, both shall sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy - COVENANT TRANSPORTATION GROUP, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 5, 2009

Solicited on Behalf of the Board of Directors of the Company

The undersigned holder(s) of Class A and/or Class B common stock (individually or together referred to as "Common Stock") of Covenant Transportation Group, Inc., a Nevada corporation (the "Company"), hereby appoint(s) David R. Parker and Joey B. Hogan, and each or any of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the Common Stock that the undersigned is (are) entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s Corporate Headquarters at 400 Birmingham Highway, Chattanooga, Tennessee, on Tuesday, May 5, 2009, at 10:00 A.M. Eastern Time, and at any adjournment thereof.  The undersigned acknowledges receipt of the Notice and Proxy Statement for the 2009 Annual Meeting of Stockholders of the Company and the Annual Report to Stockholders for the year ended December 31, 2008.

A vote FOR Proposal 1, Proposal 2, and granting the proxies discretionary authority is recommended by the Board of Directors of the Company. When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR Proposal 1, FOR Proposal 2, and, at the discretion of the proxy holder, upon such other matters as may properly come before the meeting or any adjournment thereof. Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is presented at the meeting.

PLEASE SIGN, DATE AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B.